Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-208625

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 7, 2017

Prospectus supplement

(To prospectus dated January 21, 2016)

$125,000,000

Common stock

We are offering $125,000,000 of shares of our common stock. Our common stock is listed on The NASDAQ Global Market under the symbol “CHRS.” The last reported sale price of our common stock on February 6, 2017 was $26.95 per share.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds to us, before expenses	$	$

(1)	See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.

We intend to grant the underwriters the option to purchase up to an additional $18,750,000 of shares of our common stock from us at the public offering price less underwriting discounts and commissions, solely to cover over-allotments. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk factors” beginning on page S-15 of this prospectus supplement and page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to investors on or about                     , 2017.

J.P. Morgan	Citigroup

Cowen and Company	BMO Capital Markets

                    , 2017

Prospectus supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein is accurate only as of the date on the front of this prospectus supplement, or such documents, as applicable, regardless of the time of delivery of this prospectus supplement, such documents or any sale of shares of our common stock.

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Coherus BioSciences® and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 21, 2016, provides more general information about our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

When we refer to “Coherus,” “we,” “our,” “us” and the “Company,” we mean Coherus BioSciences, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company.

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Prospectus supplement summary

This summary highlights the information contained in or incorporated by reference in this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, especially the “Risk factors” section beginning on page S-15 of this prospectus supplement and our consolidated financial statements and the related notes that are incorporated by reference herein, before deciding to invest in our common stock. In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Coherus,” or “Coherus BioSciences,” refer to Coherus BioSciences, Inc. and its subsidiaries.

Our company

We are a late-stage clinical biologics platform company focused on the global biosimilar market. Biosimilars are an emerging class of protein-based therapeutics with high similarity to approved originator products on the basis of various physicochemical and structural properties, as well as in terms of safety, purity and potency. Our goal is to become a global leader in the biosimilar market by leveraging our team’s collective expertise in key areas such as process science, analytical characterization, protein production and clinical-regulatory development. Since our founding in 2010, we have advanced three product candidates into Phase 3 clinical studies or filed for a Biologics License Application (BLA) enabling clinical development, entered into partnerships with two global pharmaceutical companies and entered into an agreement with one strategic biologics manufacturer.

Our business is organized around therapeutic franchises:

1)

Oncology biosimilar candidates pegfilgrastim (Neulasta®), which has been filed for approval in both the United States and Europe with regulatory action expected in both geographies as early as in 2017, and bevacizumab (Avastin®), which is in preclinical stage;

2)	Immunology (Anti-TNF) biosimilar candidates etanercept (Enbrel®) and adalimumab (Humira®), which are both in post-Phase 3 top-line result clinical-stage;

3)	Ophthalmology biosimilar candidate ranibizumab (Lucentis®), in preclinical stage; and

4)	Multiple sclerosis small molecule therapeutic candidate, CHS-131, which completed a Phase 2b proof-of-concept trial in 2016.

The following chart summarizes key information regarding our current product candidate pipeline:

Candidate	Originator product	Originator approved Indications	Status/anticipated milestones	Coherus commercial rights

Oncology Pipeline
CHS-1701	pegfilgrastim (Neulasta)	Febrile neutropenia.

•   Phase 1 (351 (a)) completed

•   Completed pivotal PK/PD BLA-enabling study in October 2015

•   Immunogenicity study read-out met primary endpoints in February 2016

•   Follow-on PK/PD BLA- enabling study met primary endpoints in August 2016

•   BLA accepted in October 2016

•   Market Authorization Application (MAA) for European approval accepted in November 2016

Worldwide, ex-Latin America (except Brazil and Argentina)

Candidate	Originator product	Originator approved Indications	Status/anticipated milestones	Coherus commercial rights
CHS-5217	bevacizumab (Avastin)	Metastatic Colorectal Cancer, Non—Small Cell Lung Cancer, Metastatic Kidney Cancer, Advanced Cervical Cancer, Platinum-Resistant Ovarian Cancer, Recurrent Glioblastoma.	• Preclinical stage	Worldwide, ex-Latin America (except Brazil)

Immunology (Anti-TNF) Pipeline
CHS-0214	etanercept (Enbrel)	Ankylosing Spondylitis, Juvenile Idiopathic Arthritis, Psoriasis (PsO), Psoriatic Arthritis, Rheumatoid Arthritis (RA).

•   Phase 3 clinical trials in PsO and in RA met primary efficacy endpoints in fourth quarter of 2015 and first quarter of 2016, respectively

•   Completed two bridging Phase 1 studies in October 2016 and initiated a relative bioavailability data study of CHS-0214 at two different concentrations for the submission of a marketing application in Japan

•   Expected to file Market Authorization Application (MAA) in E.U. in the first half of 2017

Worldwide, ex-Japan and ex-Latin America (except Brazil)[1]

CHS-1420	adalimumab (Humira)	Ankylosing Spondylitis, Behçet’s Disease, Crohn’s Disease, Juvenile Idiopathic Arthritis, Psoriasis (PsO), Psoriatic Arthritis, Rheumatoid Arthritis (RA), Ulcerative Colitis.

•   Phase 1 study completed

•   Completed Phase 3 clinical study in PsO in fourth quarter of 2016

•   Initiated PK bioequivalence bridging studies in 2016 with Phase 3 drug material

•   Expected to file BLA in the United States in the first half of 2017

Worldwide, ex-Latin America (except Brazil)

Ophthalmology Pipeline
CHS-3351	ranibizumab (Lucentis)	Neovascular (Wet) Age-related Macular Degeneration, Macular Edema Following, Retinal Vein Occlusion, Diabetic Macular Edema, Diabetic Retinopathy.	• Preclinical stage	Worldwide, ex-Latin America (except Brazil)

1	The therapeutic protein in etanercept is subject to certain originator-controlled United States patents expiring in 2028 and 2029. Assuming these patents are valid and enforceable, and that we would be unable to obtain a license to them, we do not expect to commercialize CHS-0214 in the United States prior to their expiration.

Our clinical-stage biosimilar pipeline includes the following three product candidates:

•

CHS-1701 (our pegfilgrastim (Neulasta) biosimilar candidate). Our long-acting G-CSF product candidate, CHS-1701, is being developed as a pegfilgrastim (Neulasta) biosimilar. In October 2015, we completed a pivotal pharmacokinetic (PK) and pharmacodynamics (PD) study (CHS-1701-03) for CHS-1701 in the United States. Although it did not meet the PK AUC bioequivalence endpoint due to low, anomalous PK profile in the first period Neulasta group, this study was provided as a supportive study in the BLA in the United States as it met all the other co-primary endpoints, including the PD endpoints and provided additional safety data. In August 2016, we completed a follow-on PK/PD study (CHS-1701-05) which met all of its co-primary endpoints. In February 2016, an immunogenicity study in healthy volunteers pursuant to this BLA met its primary endpoints. In August 2016, we filed a BLA which was accepted by the U.S. Food and Drug Administration (FDA) in October 2016. The European Medicines Agency (EMA) accepted our MAA for CHS-1701 in November 2016.

•

CHS-0214 (our etanercept (Enbrel) biosimilar candidate). CHS-0214 is an anti-TNF product candidate for which we have partnered with Daiichi Sankyo Company, Limited (Daiichi Sankyo), to develop and commercialize in Japan. In September 2016, we regained development and commercial rights from Baxalta Incorporated, Baxalta US Inc., and Baxalta GmbH, (collectively “Baxalta”, part of Shire plc as of June 2016) for Europe, Canada, Brazil, the Middle East and other territories. We completed two Phase 3 clinical trials with CHS-0214 in rheumatoid arthritis and psoriasis, which met their primary clinical endpoints in November 2015 and January 2016, respectively. In October 2016, we completed two bridging Phase 1 PK studies of CHS-0214, one comparing CHS-0214 to Enbrel manufactured in Europe, and the other providing additional relative bioavailability data for CHS-0214. We expect that results from these trials, combined with data from our Phase 1 studies, will support the expected filing of marketing applications in Europe in the first half of 2017 and in Japan in the second half of 2017. In 2017, we anticipate completing a study to compare the relative bioavailability data of CHS-0214 at two different concentrations for the marketing application in Japan. We have retained the development and commercial rights to this product in the United States. However, the therapeutic protein in etanercept is subject to certain originator-controlled United States patents expiring in 2028 and 2029. Assuming these patents are valid and enforceable, and that we are unable to obtain a license to them, we do not expect to commercialize CHS-0214 in the United States prior to their expiration.

•

CHS-1420 (our adalimumab (Humira) biosimilar candidate). Our second anti-TNF product candidate, CHS-1420, is being developed as an adalimumab (Humira) biosimilar. This product candidate successfully completed a pivotal Phase 1 PK study in August 2014 by meeting the primary PK bioequivalence endpoint. We initiated a Phase 3 study in psoriasis in August 2015 and announced positive 12-week data from that study in August 2016, followed by confirmatory 24-week results in January 2017, to support the planned filing of a BLA in the United States and an MAA in Europe in the first half of 2017. We initiated a bridging PK study comparing the Phase 3 CHS-1420 material to United States manufactured adalimumab (Humira) during the first quarter of 2016. In January 2017, we initiated a PK study bridging CHS-1420 to European manufactured Humira and a PK study comparing U.S. Humira to E.U. Humira.

•

We reported positive Phase 2b efficacy data on CHS-131, an oral, small-molecule drug candidate, in relapsing remitting multiple sclerosis (MS). This six-month study demonstrated significant reduction in contrast-enhancing lesions meeting its primary endpoint. CHS-131 was generally well-tolerated and without evidence of immune suppression or the side-effects commonly seen in other oral MS therapies. We seek to partner CHS-131 for further development.

Our business model places our internal team at the center of a coordinated development effort in which our senior team of experts focuses on the highly-specialized, strategic and technical aspects of biosimilar development that are core to our business and difficult to replicate. For other aspects of our operations that require greater scale or more capital-intensive investments, we have established a network of relationships with highly-competent external organizations and strategic partnerships that we believe will provide the competitive scale required to address the global biosimilar market opportunity. For example, in December 2015, we entered into a strategic manufacturing agreement with KBI Biopharma, Inc. (KBI Biopharma) for long-term commercial manufacturing of CHS-1701. In addition, our dynamic organization allows us to respond to the rapidly evolving biosimilar landscape.

Background on biosimilars

The global market opportunity for biosimilars is emerging as a result of several factors. First, through 2020, 30 “blockbuster” biologics, each with worldwide annual sales in excess of $1 billion, face loss of patent exclusivity in at least one major pharmaceutical market. These products achieved approximately $109 billion in aggregate worldwide sales in 2016. Second, in response, regulatory agencies around the world have begun to define new approval pathways which we believe will help streamline the biosimilar approval process. Third, escalating healthcare costs and healthcare reforms have also been major drivers of the advancement of the biosimilar market, as governments and insurers are in search of mechanisms to contain costs and expand patient access without sacrificing quality of care. Consequently, we believe there is tremendous interest in bringing high-quality, lower-priced biologic therapeutics to market.

While the potential market opportunity is significant, biosimilar product development poses a number of challenges that distinguish it from traditional, small-molecule generic product development. Heterogeneity arising from the physicochemical complexity of biologic therapeutics creates significant technical and scientific challenges in the context of their replication as biosimilar products. An example of such variability is related to glycosylation, or the attachment of sugars at certain amino acids, which can be critical to the half-life, efficacy and safety of the therapeutic. Accordingly, heterogeneity and inherent variation is a fundamental consideration with respect to establishing biosimilarity to an originator product to support regulatory approval.

Our approach

The essential elements of our platform that distinguish our development approach include:

•

Advanced proprietary analytics.    Regulators require extensive and sophisticated analytics to demonstrate comparability with the originator molecule. Analytical techniques, such as mass spectrometry, which enable the measurement of the structure and elemental composition of individual molecules, are an essential tool in this process, and we have invested a substantial part of our capital budget in this area.

•

Molecular tuning to achieve biosimilarity.    Accurately reproducing the glycosylation pattern of the originator protein is particularly critical to successful development of a biosimilar, as this profile can substantially impact pharmacokinetics and biologic activity. By conducting a number of critical steps in a parallel fashion, we have been able to complete this process for our etanercept (Enbrel) biosimilar product candidate in an extremely short period of time while achieving a high degree of biosimilarity. A similar parallel process has been applied to our other biosimilar product candidates.

•

Process science.    We design and develop systems that integrate state-of-the-art growth media, chromatography resins, filters and techniques to produce our products. We have demonstrated that our protein production processes are highly scalable, extremely robust and easily automated, resulting in consistent product quality, biosimilarity and yield.

•

Intellectual property.    We believe our expertise and investment in the discovery of proprietary technologies, such as in the area of protein stabilization, enhances our ability to create intellectual property that can enable us to innovate around patent protected features of originator products. For example, stabilization of protein in solution (the protein’s ability to maintain its three dimensional structure and biological activity) is an essential part of obtaining a commercially viable therapeutic. While originator companies have pursued a strategy of establishing intellectual property around certain patent protected formulations, we believe our investment in proprietary formulation technology allows us to differentiate our products in order to avoid such patent protected formulations, thereby enabling earlier market entry than otherwise would be possible. In particular, we note that the originator formulations for Humira and Enbrel are subject to unexpired patents that specify use of various formulation ingredients and properties. We have developed proprietary formulations for our Enbrel and Humira biosimilar products which do not require these features.

•

Global regulatory strategy and clinical development.    The global biosimilar regulatory environment is rapidly evolving and differs significantly from that of innovator products. We and our partners have met with competent authorities in the United States, the E.U. and Japan and have gained deep insight into the regulatory rationale and nuanced approach required to successfully navigate global requirements.

We apply our platform to five key steps of biosimilar development that are designed to provide the analytical, nonclinical and clinical basis to establish biosimilarity and support regulatory approval of our product candidates. We have had meetings with regulatory agencies in several of the major regulated markets to discuss our three most advanced product candidates and the data that will be required to support marketing approval. The outcomes of these discussions have informed our clinical designs, product development and regulatory strategies.

Oncology biosimilar pipeline opportunity

CHS-1701 (Our pegfilgrastim (Neulasta) biosimilar candidate)

Granulocyte colony-stimulating factor, or G-CSF, is a protein that promotes the survival, proliferation (an increase in the number of cells due to cell growth and cell division) and differentiation of certain types of white blood cells known as neutrophils. Recombinant G-CSF therapies, such as filgrastim (Neupogen) and pegfilgrastim (Neulasta), are commonly used in the prevention of chemotherapy-induced neutropenia in cancer, which is characterized by an abnormally low level of neutrophils and other white blood cells that aid in the defense against infections. We selected pegfilgrastim (Neulasta) as the development target for our biosimilar G-CSF product candidate for the following reasons:

•

Large market opportunity.    The combined opportunity for both short- and long-acting G-CSF therapies worldwide is estimated to exceed $5 billion in 2017, and pegfilgrastim therapies are expected to capture over 70% of the worldwide G-CSF market. It is estimated that the worldwide opportunity for Neulasta, the reference product for CHS-1701, will exceed $4.5 billion in 2017.

•

Receptivity to biosimilars.    We believe there is strong conviction among payors to drive biosimilar adoption in the G-CSF category. This is supported by the uptake of filgrastim biosimilars in the EU5 (Spain, Great Britain, France, Germany and Italy), which were initially launched in 2008 and achieved approximately a 60% share of the accessible short-acting G-CSF market and an approximately 85% share of the reference product market by the end of 2015. These percentage shares are based on sales of all short-acting G-CSF products in the EU5 measured in treatment days. The accessible short-acting G-CSF market is formed by Euprotin, Granocyte, Myelostim, Neutrogin, Neulasta (the reference product) and filgrastim biosimilars.

•

Timing of patent expiration.    We believe that the expiration of certain originator patents pertaining to pegfilgrastim (Neulasta) in major markets offers us a near-term opportunity to introduce biosimilar competitors in these markets. Specifically, we believe we have not been precluded by the originator’s patents from introducing a pegfilgrastim (Neulasta) biosimilar candidate in the United States since October 2015 and would not be precluded in Europe after August 2017.

Under the 351(a) (novel biologic) pathway, we have successfully advanced CHS-1701 through steps 1 through 4 of biosimilar drug development, including completion of a Phase 1 PK/PD study in healthy volunteers. This study was conducted under an Investigational New Drug application in the United States. In October 2014, we met with the FDA to discuss our development plan for CHS-1701. We informed the agency of our decision to transition from a 351(a) (novel biologic) approval pathway to a 351(k) (biosimilar) pathway. In March 2015, we received written feedback from the FDA on our development plan for CHS-1701 and we initiated a pivotal PK/PD study for CHS-1701. This study met its primary PD endpoints. In terms of PK parameters, the study also met bioequivalence for C max. The AUC portion of the PK results did not meet bioequivalence due to the presence of a low, anomalous PK profile in the first treatment period Neulasta group. Although this PK/PD study is acceptable to support filing the BLA, we initiated a follow-on PK/PD study in the first quarter of 2016, which met all of its co-primary endpoints in August 2016. In February 2016, we completed an immunogenicity study in healthy volunteers, which met its primary endpoints. The FDA accepted our BLA for CHS-1701 in October 2016. The EMA accepted our MAA for CHS-1701 in November 2016.

CHS-5217 (Our bevacizumab (Avastin) biosimilar candidate)

Bevacizumab is a recombinant humanized monoclonal antibody that blocks angiogenesis by inhibiting vascular endothelial growth factor A (VEGF-A). VEGF-A is a protein that stimulates angiogenesis, which is the formation of blood vessels. In turn, the formation of new blood vessels may promote the growth of certain solid tissues, including solid tumors. Bevacizumab was first approved in 2004 by the FDA for combination use with standard chemotherapy for metastatic colon cancer. It has since been approved for use in certain lung cancers, renal cancers, ovarian cancers and glioblastoma.

Bevacizumab achieved approximately $6.9 billion in worldwide sales in 2015 according to Evaluate Pharma. We selected bevacizumab (Avastin) as the biosimilar development target for our biosimilar, CHS-5217, for the following reasons:

•

Large market opportunity.    The combined opportunity for bevacizumab worldwide is estimated to remain near $7 billion in 2017, and forecasted to decrease to $6.4 billion in 2020, when biosimilar candidates of bevacizumab (Avastin) may be introduced to the market.

•

Channel synergy.    We anticipate marketing CHS-5217 to many of the payors, hospitals and clinics that could contract for CHS-1701, our pegfilgrastim (Neulasta) biosimilar candidate, and would aim to leverage a common sales force and commercial strategy for the oncology therapeutic area.

•

Timing of patent expiration.    As part of a second wave of biosimilar candidates, we believe we would not be precluded by the originator’s patents from introducing a bevacizumab (Avastin) biosimilar candidate in the United States after July 2019.

Immunology (Anti-TNF) pipeline opportunity

Tumor necrosis factor, or TNF, belongs to a family of soluble protein mediators, or cytokines, that play an important role in disease progression across a number of inflammatory and chronic conditions, including rheumatoid arthritis, psoriatic arthritis, ankylosing spondylitis, Crohn’s Disease, psoriasis and ulcerative colitis. Cytokines, such as TNF, are substances produced by cells in the body that can cause a biological effect on other cells in the body. TNF is generally understood as the “master regulator” of the body’s immune response and is the key initiator of immune-mediated inflammation in multiple organ systems. Several biologic agents have been developed that inhibit the inflammatory activity of TNF in the context of these diseases, which are collectively referred to as the anti-TNF class of therapeutics. Anti-TNF products with significant global sales include adalimumab (Humira), etanercept (Enbrel), infliximab (Remicade), golimumab (Simponi) and certolizumab pegol injection (Cimzia). These products share a common mechanism of action in that they inhibit TNF, but differ in their dosing schedules as well as the indications for which they are approved. Collectively, these treatments represent a significant revenue opportunity, with projected global sales in excess of $37 billion in 2017.

Our anti-TNF biosimilar product candidates, CHS-0214 and CHS-1420, are based on Enbrel and Humira, respectively. We selected these originator products as biosimilar development targets for the following principal reasons:

•

Large market opportunity.    Global sales of Enbrel and Humira are projected to exceed $24 billion in 2017, representing over 60% of combined estimated global sales in the anti-TNF monoclonal antibody and TNF inhibitor markets in 2017. Approximately $21 billion of this estimated market is in territories in which we or our partners currently intend to commercialize our anti-TNF products. In addition, among the top ten selling drugs in its pharmacological class, Humira is also approved for the largest number of inflammatory indications worldwide.

•

Receptivity to biosimilars.    Because anti-TNF agents are typically used to treat diseases where there is low risk of imminent mortality, we believe physicians and payors will be inclined to support adoption of biosimilar anti-TNF agents that allow for rapid confirmation of safety and efficacy for the individual patient. We believe that physicians recognize the payor will be a key influencer in driving the adoption of biosimilar anti-TNF agents.

•

Technical barriers to entry.    There are numerous challenges in the development of biosimilars to these reference products related to quality characteristics such as glycosylation that we believe our specialized expertise in protein chemistry and process science will allow us to overcome.

•

Timing of patent expiration.    The expiration of certain originator patents pertaining to etanercept (Enbrel) and adalimumab (Humira) in major markets offers us a near-term opportunity to introduce biosimilar competitors in these markets. Specifically, we believe we are not precluded by the originator’s patents from introducing an etanercept (Enbrel) biosimilar candidate in Europe or Japan. In the case of adalimumab (Humira), we do not believe originator patents would preclude us from introducing a biosimilar in the United States after December 2016, in Europe after October 2018 and in Japan after August 2018 (for rheumatoid arthritis) or May 2020 (for psoriasis).

CHS-0214 (Our etanercept (Enbrel) biosimilar candidate)

Product overview

Etanercept (Enbrel), the reference product for CHS-0214, is a complex fusion protein that combines the protein for tumor necrosis factor receptor 2, or TNFR-2, to another protein (called IgG1 Fc) which enables the fusion protein to attach to cells in the body. The TNFR-2 portion of the fusion protein binds to soluble and cell bound tumor necrosis factors alpha and beta, or TNF-a and TNF-ß, respectively, and inhibits TNF-a and TNF-ß from binding to cell surface proteins that recognize them. Autoimmune diseases are caused by an overactive immune response. Etanercept (Enbrel) treats these diseases by inhibiting TNF-a, thus inhibiting the inflammatory cytokine cascade, which is a sequence of events in the body, caused by cytokines, leading to inflammation in a tissue or organ.

Enbrel has been approved by the European Medicines Agency, or EMA, and the FDA for the treatment of the following indications:

•	rheumatoid arthritis;
•	juvenile idiopathic arthritis;
•	psoriatic arthritis;
•	ankylosing spondylitis; and
•	psoriasis.

Enbrel has been approved by the Japanese Pharmaceutical and Medical Devices Agency (PMDA) for the treatment of the following indications only when conventional therapies are not sufficiently effective:

•	rheumatoid arthritis; and
•	juvenile idiopathic arthritis.

In 2017, sales of Enbrel are projected to exceed approximately $8 billion worldwide. Because patents in the United States, assuming validity and enforceability, provide market exclusivity for the etanercept (Enbrel) originator molecule until 2029, we focused our CHS-0214 regulatory program on Europe and Japan, but harmonized as needed for potential FDA approval. We have licensed CHS-0214 to Daiichi Sankyo in Japan. We have licensed CHS-0214 to Orox for certain Caribbean and Latin American countries. According to Evaluate Pharma, in 2017, sales of Enbrel in Europe, Japan and other territories outside the United States are projected to be approximately $3.2 billion.

CHS-1420 (Our adalimumab (Humira) biosimilar candidate)

Product overview

Adalimumab (Humira), which is the reference product, or originator, for CHS-1420, is a monoclonal antibody that can bind to a substance in the body known as tumor necrosis factor, or TNF, thereby inhibiting the known effect of this substance as a potent mediator of inflammation. Humira thus provides a therapeutic benefit for treatment of various inflammatory diseases characterized by increased production of TNF in the body. However, it has also been demonstrated that Humira can bind to receptors on white blood cells which may lessen the ability of the body’s immune system to fight infection.

Humira has been approved by the EMA and the FDA for the treatment of the following indications only when conventional therapies are not sufficiently effective:

•	rheumatoid arthritis;
•	juvenile idiopathic arthritis;
•	psoriatic arthritis;
•	ankylosing spondylitis;
•	Crohn’s Disease;
•	ulcerative colitis; and
•	psoriasis.

Humira has been approved by the PMDA for the treatment of the following indications only when conventional therapies are not sufficiently effective:

•	rheumatoid arthritis;
•	psoriatic arthritis;
•	psoriasis; and
•	Behçet’s Disease.

Worldwide sales of Humira are projected to exceed $15 billion in 2017, with about $11.4 billion in the United States and $4.5 billion in Europe, the two primary regions in which we plan to focus our commercialization efforts. CHS-1420 will target a large global anti-TNF market, including but not limited to the worldwide market for the originator product, Humira. According to Evaluate Pharma, in 2017, sales of Humira worldwide and of Enbrel in the United States are projected to exceed $20 billion.

Ophthalmology pipeline opportunity

CHS-3351 (Our ranibizumab (Lucentis) biosimilar candidate)

Ranibizumab is a monoclonal antibody fragment (Fab) created from the same parent mouse antibody as bevacizumab and produced through a microbial culture. It is an anti-angiogenic that was first approved in the United States to treat age-related wet macular degeneration, or AMD. Like bevacizumab, ranibizumab blocks angiogenesis by inhibiting VEGF-A.

According to Evaluate Pharma, Ranibizumab achieved approximately $3.6 billion in worldwide sales in 2015, and is expected to decrease to approximately $3 billion in 2020, when the composition of matter patent on ranibizumab expires in the United States. We selected ranibizumab (Lucentis) as the biosimilar development target for our biosimilar, CHS-3351, to leverage the analytics deployed on bevacizumab and because we could address a concentrated market where we believe we can focus resources and establish a therapeutic franchise.

Our strategy

Our goal is to become a leading global biosimilar company. The five key elements of our strategy are to:

•

leverage our platform and internal expertise in process science, molecular biology and protein production, as well as our clinical, regulatory and commercial strategies, to screen and select biosimilar candidates;

•	advance our lead programs through clinical development to secure approvals in major markets;

•	continue to advance our early-stage product pipeline;

•

maximize the value of our portfolio and pipeline by retaining commercial rights to our products for our oncology biosimilar candidates in the United States and by partnering with leading pharmaceutical companies to commercialize our products in other therapeutic areas; and

•	attract and retain exceptionally capable team members who share our vision of bringing high quality, lower cost biologic therapeutics to patients.

Risks associated with our business

Our business is subject to the risks and uncertainties discussed more fully in the section of this prospectus supplement entitled “Risk factors” immediately following this summary. These risks include, among others:

•

We have a limited operating history in an emerging regulatory environment on which to assess our business, have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

•

We expect that we will need to raise substantial additional funding. This additional funding may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development and commercialization efforts or other operations.

•

We are heavily dependent on the clinical success, regulatory approval and commercial success of our product candidates. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

•

The development, manufacture and commercialization of biosimilar products under various global regulatory pathways pose unique risks. Regulations for biosimilar approval differ across jurisdictions such that we may obtain approval in some jurisdictions, and not in others. The evolving legal and regulatory climate for biosimilars in the United States and abroad could result in legislative or regulatory requirements that could restrict our ability to commercialize our products. Even if our biosimilar products are approved, they may not be approved for all of the indications of the originator drug and the extent to which they will achieve marketplace acceptance in terms of quality, safety and efficacy is unclear.

•

The structure of complex proteins used in protein-based therapeutics is inherently variable and highly dependent on the processes and conditions used to manufacture them. If we are unable to develop manufacturing processes that achieve a requisite degree of biosimilarity to the originator drug, and within a range of variability considered acceptable by regulatory authorities, we may not be able to obtain regulatory approval for our products.

•

Our biosimilar product candidates, if approved, will face significant competition from the reference products and from other pharmaceuticals approved for the same indication as the originator products. Our failure to effectively compete may prevent us from achieving significant market penetration and expansion.

•

If we are unable to obtain and maintain effective patent rights for our product candidates or any future product candidates, we may not be able to prevent competitors from using technologies we consider important in our successful development and commercialization of our product candidates, resulting in loss of any potential competitive advantage our patents may have otherwise afforded us.

•

Our ability to market our products in the United States or elsewhere in the world may be significantly delayed or prevented by patent disputes, including patent infringement litigation in United States federal district court, Inter Partes Review (“IPR”) proceedings in the United States Patent and Trademark Office, or similar actions abroad that may arise, or in the case of IPR proceedings that have already arisen, between us and certain originators of the reference products on which our biosimilar products are based. Such disputes may arise regardless of whether or not we elect to engage in the patent dispute mechanism (the so-called “patent dance”) established under the Biologics Price Competition and Innovation Act of 2009.

Corporate information

We were incorporated in the State of Delaware in September 2010 under the name BioGenerics, Inc. We subsequently changed the name of the corporation to Coherus BioSciences, Inc. in April 2012. Our principal executive offices are located at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065, and our telephone number is (650) 649-3530. Our website address is http://www.coherus.com. The information contained in or that can be accessed through our website is not part of this prospectus supplement or accompanying prospectus.

The offering

Issuer	Coherus BioSciences, Inc.

Common stock we are offering	$125,000,000 of shares of common stock

Common stock to be outstanding after the offering	shares of common stock ( shares if the underwriters exercise their over-allotment option to purchase additional shares in full)

Underwriters’ over-allotment option to purchase additional shares	Up to $18,750,000 of shares of common stock

Use of proceeds	We intend to use substantially all of the net proceeds from this offering for building the sales and marketing infrastructure for CHS-1701, inventory build, manufacturing and related activities to support the potential launch of CHS-1701, ongoing manufacturing and clinical trial activities for CHS-0214 and CHS-1420 and any remaining proceeds for working capital and other general corporate purposes. See “Use of proceeds” on page S-71.

Risk factors	See “Risk factors” beginning on page S-15 of this prospectus supplement and other information included in this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

The NASDAQ Global Market symbol	“CHRS”

The number of shares of common stock to be outstanding after this offering is based on 43,626,695 shares of common stock outstanding as of September 30, 2016 and excludes the following:

•

10,020,561 shares of common stock issuable upon the exercise of outstanding stock options under our 2010 Equity Incentive Plan, as amended, our 2014 Equity Incentive Award Plan, and our 2016 Employment Commencement Incentive Plan, having a weighted-average exercise price of $15.11 per share;

•

835,545 shares of common stock reserved for issuance pursuant to future awards under our 2014 Equity Incentive Award Plan, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan, and our 2016 Employment Commencement Incentive Plan;

•

1,042,634 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan; and

•

4,473,871 shares of common stock issuable upon the conversion of our senior convertible notes. The senior convertible notes are convertible at the option of the holder at any time prior to the close of business on the business day immediately preceding March 31, 2022 at the initial conversion rate of 44.7387 shares of common stock per $1,000 principal amount of senior convertible notes, which is equivalent to an initial conversion price of approximately $22.35 per share, and is subject to adjustment in certain events.

Unless otherwise indicated, the number of shares of our common stock described above assumes no exercise of the underwriters’ over-allotment option to purchase additional shares.

Summary consolidated financial data

We derived the summary consolidated financial data for the years ended December 31, 2013, 2014 and 2015 from our audited consolidated financial statements incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2015, or our 2015 Annual Report. Our statements of operations data for the nine months ended September 30, 2015 and 2016 and our balance sheet data as of September 30, 2016 are derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, or our September 2016 Quarterly Report. In the opinion of our management, our unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of the financial information. Operating results for the nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. The following information should be read in conjunction with our consolidated financial statements and condensed consolidated financial statements and related notes, as well as the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our 2015 Annual Report and September 2016 Quarterly Report, which are incorporated by reference herein. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement and the accompanying prospectus entitled “Where you can find more information.”

Consolidated statement of operations data

	Year ended December 31,			Nine months ended September 30,
(in thousands, except share and per share data)	2013	2014	2015	2015	2016
				(unaudited)

Revenue:
Collaboration and license revenue	$726	$28,481	$30,041	$19,843	$189,262
Collaboration and license revenue—related party(1)	2,025	1,893	—	—	—
Other revenue	—	732	—	—	—

Total revenue	2,751	31,106	30,041	19,843	189,262

Operating expenses:
Research and development(2)	31,279	78,224	213,062	161,629	195,430
General and administrative(2)	7,465	17,564	36,046	25,074	36,303

Total operating expenses	38,744	95,788	249,108	186,703	231,733

Loss from operations	(35,993)	(64,682)	(219,067)	(166,860)	(42,471)
Interest expense	(5,293)	(3,900)	(33)	(33)	(5,611)
Other expense, net	(12,349)	(18,595)	(4,838)	(4,465)	(3,762)

Net loss	(53,635)	(87,177)	(223,938)	(171,358)	(51,844)
Net loss attributable to non-controlling interest	—	44	678	489	428

Net loss attributable to Coherus	$(53,635)	$(87,133)	$(223,260)	$(170,869)	$(51,416)

Net loss per share attributable to Coherus, basic and diluted(3)	$(16.10)	$(10.64)	$(6.01)	$(4.68)	$(1.25)

Weighted-average number of shares used in computing net loss per share attributable to Coherus, basic and diluted(3)	3,332,020	8,186,529	37,122,008	36,510,756	41,096,783

(1)	Represents revenue from Daiichi Sankyo Company, Limited, a holder of more than 10% of our common stock for the period presented until the closing of our IPO on November 12, 2014.

(2)	Includes stock-based compensation expense as follows:

Stock-based compensation

	Year ended December 31,			Nine months ended September 30,
(in thousands)	2013	2014	2015	2015	2016
				(unaudited)
Research and development	$682	$5,625	$8,038	$5,611	$9,842
General and administrative	1,363	5,437	8,683	5,936	9,894

Total stock-based compensation	$2,045	$11,062	$16,721	$11,547	$19,736

(3)	See Note 14 to the audited consolidated financial statements contained in our 2015 Annual Report and Note 9 to the unaudited condensed consolidated financial statements contained in our September 2016 Quarterly Report for an explanation of the method used to calculate basic and diluted net loss per share attributable to Coherus.

The table below presents our balance sheet data as of September 30, 2016:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the sale of      shares of common stock in this offering based on the public offering price of $     per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Consolidated balance sheet data

	As of September 30, 2016
(in thousands)	Actual	As adjusted
	(unaudited)
Cash and cash equivalents	$159,677
Working capital	118,933
Total assets	192,357
Convertible notes	74,953
Convertible notes—related party	24,985
Accumulated deficit	(461,401)
Total stockholders’ equity	31,722

Risk factors

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. If any of the risks set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks related to our financial condition and capital requirements

We have a limited operating history in an emerging regulatory environment on which to assess our business, have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

We are a biopharmaceutical company with a limited operating history in an emerging regulatory environment. We have incurred net losses in each year since our inception in September 2010, including net losses of $223.9 million and $87.2 million for the years ended December 31, 2015 and 2014, respectively. As of September 30, 2016, we had an accumulated deficit of $461.4 million.

We have devoted substantially all of our financial resources to identify and develop our product candidates, including conducting, among other things, analytical characterization, process development and manufacturing, formulation and clinical studies, and providing general and administrative support for these operations. To date, we have financed our operations primarily through the sale of equity securities and convertible notes, as well as through our license agreements with Baxalta Incorporated, Baxalta US Inc., and Baxalta GmbH (collectively “Baxalta”, now subsidiaries of Shire plc), and Daiichi Sankyo Company, Limited, or Daiichi Sankyo. In September 2016, we regained development and commercial rights from Baxalta for Europe, Canada, Brazil, the Middle East and other territories. The amount of our future net losses will depend, in part, on the rate of our future expenditures and our ability to obtain funding through equity or debt financings or strategic collaborations. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We are in Phase 3 clinical development with CHS-1420 (our adalimumab (Humira) biosimilar candidate). We completed Phase 3 or other BLA-enabling development with two other lead products, CHS-1701 (our pegfilgrastim (Neulasta) biosimilar candidate) and CHS-0214 (our etanercept (Enbrel) biosimilar candidate). Our Biologics License Application, or BLA, for CHS-1701 was accepted by the U.S. Food and Drug Administration, or FDA, in October 2016. Our Market Acceptance Application, or MAA, for CHS-1701 was accepted by the European Medicines Agency, or EMA, in November 2016. It may be several months before we file for market approval with the relevant regulatory agencies for CHS-0214 and CHS-1420. We have not yet initiated clinical trials for CHS-5217 (bevacizumab (Avastin) biosimilar) and CHS-3351 (ranibizumab (Lucentis) biosimilar). If we obtain regulatory approval to market a biosimilar product candidate, our future revenue will depend upon the size of any markets in which our product candidates may receive approval and our ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors and adequate market share for our product candidates in those markets. However, even if one or more of our product candidates gain regulatory approval and are commercialized, we may never become profitable.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if and as we:

•	continue our nonclinical and clinical development of our product candidates;

•	expand the scope of our current clinical studies for our product candidates;

•	advance our programs into more expensive clinical studies;

•	initiate additional nonclinical, clinical or other studies for our product candidates;

•	change or add contract manufacturers, clinical research service providers, testing laboratories, device suppliers, legal service providers or other vendors or suppliers;

•	seek regulatory and marketing approvals for our product candidates that successfully complete clinical studies;

•	establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval;

•	seek to identify, assess, acquire and/or develop other biosimilar product candidates or products that may be complementary to our products;

•	make upfront, milestone, royalty or other payments under any license agreements;

•	seek to create, maintain, protect and expand our intellectual property portfolio;

•	engage legal counsel and technical experts to help us evaluate and avoid infringing any valid and enforceable intellectual property rights of third parties;

•	engage in litigation including patent litigation and inter partes review (“IPR”) proceedings with originator companies or others that may hold patents;

•	seek to attract and retain skilled personnel;

•	create additional infrastructure to support our operations as a public company and our product development and planned future commercialization efforts; and

•

experience any delays or encounter issues with any of the above, including but not limited to failed studies, conflicting results, safety issues, manufacturing delays, litigation or regulatory challenges that may require longer follow-up of existing studies, additional major studies or additional supportive studies in order to pursue marketing approval.

Further, the net losses we incur may fluctuate significantly from quarter-to-quarter and year-to-year such that a period-to-period comparison of our results of operations may not be a good indication of our future performance quarter-to-quarter and year-to-year due to factors including the timing of clinical trials, any litigation that we may initiate or that may be initiated against us, the execution of collaboration, licensing or other agreements and the timing of any payments we make or receive thereunder.

We have never generated any revenue from product sales and may never be profitable.

Although we have received upfront payments, milestone and other contingent payments and/or funding for development from some of our collaboration and license agreements (e.g., Baxalta and Daiichi Sankyo), we have no products approved for commercialization and have never generated any revenue from product sales. Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, one or more of our product candidates. We cannot predict when we will begin generating revenue from product sales, as this depends heavily on our success in many areas, including but not limited to:

•	attracting, hiring and retaining qualified personnel;

•	completing nonclinical and clinical development of our product candidates;

•	developing and testing of our product formulations;

•	obtaining regulatory and marketing approvals for product candidates for which we complete clinical studies;

•

developing a sustainable and scalable manufacturing process for any approved product candidates and establishing and maintaining supply and manufacturing relationships with third parties that can conduct the process and provide adequate (in amount and quality) products to support clinical development and the market demand for our product candidates, if approved;

•	launching and commercializing product candidates for which we obtain regulatory and marketing approval, either directly or with collaboration partners or distributors;

•	obtaining adequate third-party coverage and reimbursements for our products;

•	obtaining market acceptance of our product candidates as viable treatment options;

•	addressing any competing technological and market developments;

•	identifying, assessing and developing (or acquiring/in-licensing) new product candidates;

•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

•

defending against any litigation including patent infringement lawsuits, that may be filed against us, or achieving successful outcomes in IPR petitions that we have filed, or may in the future file, against third parties.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs to commercialize any such product. Our expenses could increase beyond our expectations if we are required by the FDA, the EMA, other regulatory agencies, domestic or foreign, or by any unfavorable outcomes in intellectual property litigation filed against us, to change our manufacturing processes or assays or to perform clinical, nonclinical or other types of studies in addition to those that we currently anticipate. In cases where we are successful in obtaining regulatory approvals to market one or more of our product candidates, our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain regulatory approval, the number of biosimilar competitors in such markets, the accepted price for the product, the ability to get reimbursement at any price, the nature and degree of competition from originators and other biosimilar companies (including competition from large pharmaceutical companies entering the biosimilar market that may be able to gain advantages in the sale of biosimilar products based on brand recognition and/or existing relationships with customers and payors) and whether we own (or have partnered) the commercial rights for that territory. If the market for our product candidates (or our share of that market) is not as significant as we expect, the indication approved by regulatory authorities is narrower than we expect or the reasonably accepted population for treatment is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of such products, even if approved. If we are unable to successfully complete development and obtain regulatory approval for our products, our business may suffer. Additionally, if we are not able to generate revenue from the sale of any approved products, we may never become profitable.

We expect that we will need to raise substantial additional funding. This additional funding may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development and commercialization efforts or other operations.

We are currently advancing two product candidates through late-stage clinical development, which is expensive. As of September 30, 2016, our cash and cash equivalents were $159.7 million, and our operating expenses in the fourth quarter of 2016 were generally consistent with the quarterly operating expenses during the first nine months of 2016. We expect that our existing cash and cash equivalents, together with funding we expect to receive under our license agreement with Daiichi Sankyo, additional projected license agreements that are in negotiation to partner rights to our oncology products ex-US and our anti-TNFs franchise, and expected proceeds from our ATM Offering Program and this offering, will be sufficient to fund our current operations for at least the next 12 months. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future funding requirements will depend on many factors, including but not limited to:

•	the scope, rate of progress, results and cost of our clinical studies, nonclinical testing and other related activities;

•	the cost of manufacturing clinical drug supplies and establishing commercial supplies, of our product candidates and any products that we may develop;

•	the number and characteristics of product candidates that we pursue;

•	the cost, timing and outcomes of regulatory approvals;

•	the cost and timing of establishing sales, marketing and distribution capabilities;

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish, including any milestone and royalty payments thereunder; and

•	the cost, timing and outcomes of any litigation that we may file or that may be filed against us by third parties.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders, and the issuance of additional securities, whether equity or debt, by us or the possibility of such issuance may cause the market price of our shares to decline. The sale of additional equity or convertible securities would dilute the share ownership of our existing stockholders. The incurrence of indebtedness could result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or for specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our financial condition and results of operations.

Risks related to the discovery and development of our product candidates

We are heavily dependent on the clinical success, regulatory approval and commercial success of our product candidates. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

To date, we have invested substantially all of our efforts and financial resources to identify, acquire and develop our product candidates. Our future success is dependent on our ability to develop, obtain regulatory approval for, and then commercialize and obtain adequate third party coverage and reimbursement for one or more product candidates. We currently do not have any approved products and generate no revenue from sales of any products, and we may never be able to develop or commercialize a marketable product.

Our product candidates are in varying stages of development and will require additional clinical development, management of nonclinical, clinical and manufacturing activities, regulatory approval, adequate manufacturing supplies, commercial organization and significant marketing efforts before we generate any revenue from product sales. Whereas CHS-1701 has completed clinical development, CHS-0214 and CHS-1420 are still completing several clinical trials, and we have not yet initiated clinical trials for CHS-5217 and CHS-3351.

Our clinical trials must use originator products as comparators, and such supplies may not be available on a timely basis to support such trials.

We cannot be certain that any of our product candidates will be successful in clinical trials or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. If we and our collaboration partners do not receive regulatory approvals for our product candidates, we may not be able to continue our operations.

We, together with our collaboration partners, generally plan to seek regulatory approval to commercialize our product candidates in the United States, the European Union, or E.U., and in additional foreign countries where we or our partners have commercial rights. To obtain regulatory approval, we and our collaboration partners must comply with numerous and varying regulatory requirements of such countries regarding safety, efficacy, chemistry, manufacturing and controls, clinical studies, commercial sales and pricing and distribution of our product candidates. Even if we and our collaboration partners are successful in obtaining approval in one jurisdiction, we cannot ensure that we will obtain approval in any other jurisdictions. If we and our collaboration partners are unable to obtain approval for our product candidates in multiple jurisdictions, our revenue and results of operations could be negatively affected.

The regulatory approval processes of the FDA, EMA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and the regulatory approval requirements for biosimilars are evolving. If we and our collaboration partners are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The research, development, testing, manufacturing, labeling, packaging, approval, promotion, advertising, storage, marketing, distribution, post-approval monitoring and reporting and export and import of biologic products are subject to extensive regulation by the FDA and other regulatory authorities in the United States, by the EMA and EEA Competent Authorities in the European Economic Area, or EEA, and by other regulatory authorities in other countries, which regulations differ from country to country. Neither we nor any existing or future collaboration partners are permitted to market our product candidates in the United States until we and our collaboration partners receive approval from the FDA, or in the EEA until we and our collaboration partners receive E.U. Commission or EEA Competent Authority approvals.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable, may take many years following the completion of clinical studies and depends upon numerous factors. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Neither we nor any collaboration partner has obtained regulatory approval for any of our product candidates, and it is possible that none of our current or future product candidates will ever obtain regulatory approval.

Applications for our product candidates could fail to receive regulatory approval for many reasons, including but not limited to the following:

•

the data collected from clinical studies of our product candidates may not be sufficient to support the submission of a BLA, a biosimilar product application under the 351(k) pathway of the Public Health Service Act, or PHSA, a biosimilar marketing authorization under Article 6 of Regulation (EC) No. 726/2004 and/or Article 10(4) of Directive 2001/83/EC in the EEA or other submission or to obtain regulatory approval in the United States, the EEA or elsewhere;

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical studies;

•	the population studied in the clinical program may not be sufficiently broad or representative to assure safety in the full population for which we seek approval;

•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from analytical and bioanalytical studies, nonclinical studies or clinical studies;

•	we may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;

•

the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

This approval process, as well as the unpredictability of the results of clinical studies, may result in our failure to obtain regulatory approval to market any of our product candidates, which would significantly harm our business. Any delays in the commencement or completion of clinical testing could significantly impact our product development costs and could result in the need for additional financing.

If we are not able to demonstrate biosimilarity of our biosimilar product candidates to the satisfaction of regulatory authorities, we will not obtain regulatory approval for commercial sale of our biosimilar product candidates and our future results of operations would be adversely affected.

Our future results of operations depend, to a significant degree, on our ability to obtain regulatory approval for and to commercialize our proposed biosimilar products. To obtain regulatory approval for the commercial sale of these product candidates, we will be required to demonstrate to the satisfaction of regulatory authorities, among other things, that our proposed biosimilar products are highly similar to biological reference products already licensed by the regulatory authority pursuant to marketing applications, notwithstanding minor differences in clinically inactive components, and that they have no clinically meaningful differences as compared to the marketed biological products in terms of the safety, purity and potency of the products. Each individual jurisdiction may apply different criteria to assess biosimilarity, based on a preponderance of the evidence that can be interpreted subjectively in some cases. In the EEA, the similar nature of a biosimilar and a reference product is demonstrated by comprehensive comparability studies covering quality, biological activity, safety and efficacy.

It is uncertain if regulatory authorities will grant the full originator label to biosimilar product candidates when they are approved. For example, an infliximab (Remicade) biosimilar molecule was approved in Europe and in the United States for the full originator label but received a much narrower originator label when approved in Canada. That infliximab biosimilar received full label extension in Canada in 2016 upon providing additional clinical data. A similar outcome could occur with respect to one or more of our product candidates.

In the event that regulatory authorities require us to conduct additional clinical trials or other lengthy processes, the commercialization of our proposed biosimilar products could be delayed or prevented. Delays in the commercialization of or the inability to obtain regulatory approval for these products could adversely affect our operating results by restricting or significantly delaying our introduction of new biosimilars.

The structure of complex proteins used in protein-based therapeutics is inherently variable and highly dependent on the processes and conditions used to manufacture them. If we are unable to develop manufacturing processes that achieve a requisite degree of biosimilarity to the originator drug, and within a range of variability considered acceptable by regulatory authorities, we may not be able to obtain regulatory approval for our products.

Protein-based therapeutics are inherently heterogeneous and their structures are highly dependent on the production process and conditions. Products from one production facility can differ within an acceptable range from those produced in another facility. Similarly, physicochemical differences can also exist among different lots produced within a single facility. The physicochemical complexity and size of biologic therapeutics create significant technical and scientific challenges in the context of their replication as biosimilar products.

The inherent variability in protein structure from one production lot to another is a fundamental consideration with respect to establishing biosimilarity to an originator product to support regulatory approval requirements. For example, the glycosylation of the protein, meaning the manner in which sugar molecules are attached to the protein backbone of a therapeutic protein when it is produced in a living cell, is critical to therapeutic efficacy, half-life (how long the drug stays in the body), efficacy and even safety of the therapeutic and is therefore a key consideration for biosimilarity. Defining and understanding the variability of an originator molecule in order to match its glycosylation profile requires significant skill in cell biology, protein purification and analytical protein chemistry. Furthermore, manufacturing proteins with reliable and consistent glycosylation profiles at scale is challenging and highly dependent on the skill of the cell biologist and process scientist.

There are extraordinary technical challenges in developing complex protein-based therapeutics that not only must achieve an acceptable degree of similarity to the originator molecule in terms of characteristics such as the unique glycosylation pattern, but also the ability to develop manufacturing processes that can replicate the necessary structural characteristics within an acceptable range of variability sufficient to satisfy regulatory authorities.

Given the challenges caused by the inherent variability in protein production, we may not be successful in developing our products if regulators conclude that we have not achieved a sufficient level of biosimilarity to the originator product, or that the processes we use are unable to generate our products within an acceptable range of variability.

Clinical drug development involves a lengthy and expensive process and we may encounter substantial delays in our clinical studies or may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we (and/or our collaboration partners) must conduct clinical studies to demonstrate the safety and efficacy of the product candidates in humans.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical study process. The results of preclinical studies and early clinical studies of our product candidates may not be predictive of the results of later-stage clinical studies. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent registration clinical studies. There is a high failure rate for product candidates proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical studies. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies. Nonclinical and clinical data are also often susceptible to varying interpretations and analyses. We do not know whether any clinical studies we may conduct will demonstrate consistent or adequate efficacy and safety to obtain regulatory approval.

We cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical studies can occur at any stage of testing, and our future clinical studies may not be successful. Events that may prevent successful or timely completion of clinical development include but are not limited to:

•	inability to generate sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation of human clinical studies;

•	delays in reaching a consensus with regulatory agencies on study design;

•

delays in reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;

•	delays in obtaining required Institutional Review Board, or IRB, approval at each clinical study site;

•

imposition of a clinical hold by regulatory agencies, after review of an investigational new drug, or IND, application or amendment or equivalent application or amendment, or an inspection of our clinical study operations or study sites or as a result of adverse events reported during a clinical trial;

•	delays in recruiting suitable patients to participate in our clinical studies sponsored by us or our partners;

•	difficulty collaborating with patient groups and investigators;

•	failure by our CROs, other third parties or us to adhere to clinical study requirements;

•	failure to perform in accordance with the FDA’s good clinical practices requirements or applicable regulatory guidelines in other countries;

•	delays in having patients complete participation in a study or return for post-treatment follow-up, or patients dropping out of a study;

•	occurrence of adverse events associated with the product candidate that are viewed to outweigh its potential benefits;

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

•	the cost of clinical studies of our product candidates being greater than we anticipate;

•

clinical studies of our product candidates producing negative or inconclusive results, which may result in us deciding or regulators requiring us to conduct additional clinical studies or abandon product development programs; and

•

delays in manufacturing, testing, releasing, validating or importing/exporting and/or distributing sufficient stable quantities of our product candidates and originator products for use in clinical studies or the inability to do any of the foregoing.

Any inability to successfully complete nonclinical and clinical development could result in additional costs to us or impair our ability to generate revenue. In addition, if we make manufacturing or formulation changes to our product candidates, we may need to conduct additional studies to bridge our modified product candidates to earlier versions.

For example, we altered the manufacturing processes for CHS-0214 and CHS-1420 and will need to provide data to the FDA and foreign regulatory authorities demonstrating that the change in manufacturing process has not changed the product candidate. If we are unable to make that demonstration to the FDA or comparable foreign regulatory authorities, we could face significant delays or fail to obtain regulatory approval to market the product, which could significantly harm our business. In October 2016, we completed two clinical pharmacokinetic bioequivalence studies for CHS-0214, and the results will be provided to European and Japanese regulatory authorities.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if granted.

As with most pharmaceutical products, use of our product candidates could be associated with side effects or adverse events which can vary in severity (from minor reactions to death) and frequency (infrequent or prevalent). Side effects or adverse events associated with the use of our product candidates may be observed at any time, including in clinical trials or when a product is commercialized. Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical studies and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. Results of our studies could reveal a high and unacceptable severity and prevalence of side effects such as toxicity or other safety issues and could require us or our collaboration partners to perform additional studies or halt development or sale of these product candidates or expose us to product liability lawsuits which will harm our business. In such an event, we may be required by regulatory agencies to conduct additional animal or human studies regarding the safety and efficacy of our product candidates which we have not planned or anticipated or our studies could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny or withdraw approval of our product candidates for any or all targeted indications. There can be no assurance that we will resolve any issues related to any product-related adverse events to the satisfaction of the FDA or any other regulatory agency in a timely manner, if ever, which could harm our business, prospects and financial condition.

Additionally, product quality characteristics have been shown to be sensitive to changes in process conditions, manufacturing techniques, equipment or sites and other such related considerations, hence any manufacturing process changes we implement prior to or after regulatory approval could impact product safety and efficacy.

Drug-related side effects could affect patient recruitment for clinical trials, the ability of enrolled patients to complete our studies or result in potential product liability claims. We currently carry product liability insurance and we are required to maintain product liability insurance pursuant to certain of our license agreements. We believe our product liability insurance coverage is sufficient in light of our current clinical programs; however, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. A successful product liability claim or series of claims brought against us could adversely affect our results of operations and business. In addition, regardless of merit or eventual outcome, product liability claims may result in impairment of our business reputation, withdrawal of clinical study participants, costs due to related litigation, distraction of management’s attention from our primary business, initiation of investigations by regulators, substantial monetary awards to patients or other claimants, the inability to commercialize our product candidates and decreased demand for our product candidates, if approved for commercial sale.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including but not limited to:

•	regulatory authorities may withdraw approvals of such product;

•	regulatory authorities may require additional warnings on the label;

•

we may be required to create a Risk Evaluation and Mitigation Strategy, or REMS, plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers and/or other elements to assure safe use;

•	we could be sued and held liable for harm caused to patients; and

•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations and prospects.

If we receive approval, regulatory agencies including the FDA and foreign regulatory agencies, regulations require that we report certain information about adverse medical events if those products may have caused or contributed to those adverse events. The timing of our obligation to report would be triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the FDA or foreign regulatory agencies could take action including criminal prosecution, the imposition of civil monetary penalties, seizure of our products or delay in approval or clearance of future products.

The development, manufacture and commercialization of biosimilar products under various global regulatory pathways pose unique risks.

United States regulatory framework for biosimilars

We and our collaboration partners intend to pursue market authorization globally. In the United States, an abbreviated pathway for approval of biosimilar products was established by the Biologics Price Competition and Innovation Act of 2009, or BPCIA, enacted on March 23, 2010, as part of the Patient Protection and Affordable Care Act. The BPCIA established this abbreviated pathway under section 351(k) of the Public Health

Service Act, or PHSA. Subsequent to the enactment of the BPCIA, the FDA issued draft guidance regarding the demonstration of biosimilarity and interchangeability as well as the submission and review of biosimilar applications. Moreover, market acceptance of biosimilar products in the United States is unclear. Numerous states are considering or have already enacted laws that regulate or restrict the substitution by state pharmacies of biosimilars for originator products already licensed by the FDA. Market success of biosimilar products will depend on demonstrating to patients, physicians, payors and relevant authorities that such products are similar in quality, safety and efficacy as compared to the reference product.

We will continue to analyze and incorporate into our biosimilar development plans any final regulations issued by the FDA, pharmacy substitution policies enacted by state governments and other applicable requirements established by relevant authorities. The costs of development and approval, along with the probability of success for our biosimilar product candidates, will be dependent upon the application of any laws and regulations issued by the relevant regulatory authorities.

Biosimilar products may also be subject to extensive patent clearances and patent infringement litigation, which may delay and could prevent the commercial launch of a product. Moreover, the BPCIA prohibits the FDA from accepting an application for a biosimilar candidate to a reference product within four years of the reference product’s licensure by the FDA. In addition, the BPCIA provides innovative biologics with 12 years of exclusivity from the date of their licensure, during which time the FDA cannot approve any application for a biosimilar candidate to the reference product.

The BPCIA is complex and only beginning to be interpreted and implemented by the FDA. As a result, its ultimate impact, implementation and meaning are evolving and subject to significant uncertainty. Future implementation decisions by the FDA could result in delays in the development or commercialization of our product candidates or increased costs to assure regulatory compliance and could adversely affect our operating results by restricting or significantly delaying our ability to market new biosimilar products. Moreover, a number of Executive Orders and policy statements issued by President Trump in January 2017 have increased the uncertainty regarding the timing for the FDA’s interpretation and implementation of the BPCIA and other requirements under the Federal Food, Drug and Cosmetic Act, or FDCA. Some of these executive actions may also negatively affect the FDA’s exercise of regulatory oversight and ability to timely review industry submissions and applications in connection with the drug development and approval process. Notably, on January 23, 2017, President Trump ordered a hiring freeze for all federal executive departments and agencies, including the FDA, which prohibits the FDA from filling employee vacancies or creating new positions. Under the terms of the order, the freeze will remain in effect until implementation of a plan to be recommended by the Director for the Office of Management and Budget, or OMB, in consultation with the Director of the Office of Personnel Management, to reduce the size of the federal workforce through attrition. An under-staffed FDA could result in increasing delays in the FDA’s responsiveness or in its ability to review applications, issue regulations or guidance, or implement or enforce regulatory requirements in a timely fashion or at all, Moreover, on January 30, 2017 President Trump issued an Executive Order directing all federal executive agencies, including the FDA, that, for each notice of proposed rulemaking, the agency shall identify at least two existing regulations to be repealed, unless prohibited by law. This Executive Order also includes a budget neutrality provision that requires the total incremental cost of all new regulations in the 2017 fiscal year, including repealed regulations, to be no greater than zero, except in limited circumstances. It is difficult to predict how these requirements will be interpreted and implemented, and the extent to which they will impact the FDA’s ability to continue implementing the BPCIA and engage in its other regulatory authorities under the FDCA. If these executive actions impose restrictions on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.

Regulatory framework for biosimilars outside the United States

In 2004, the European Parliament issued legislation allowing the approval of biosimilar therapeutics. Since then, the European Commission has granted marketing authorizations for more than 20 biosimilars pursuant to a set of general and product class-specific guidelines for biosimilar approvals issued over the past few years. Because of their extensive experience in the review and approval of biosimilars, Europe has more guidelines for these products than the FDA, including data requirements needed to support approval.

Under current E.U. regulations, an application for regulatory approval of a biosimilar drug cannot be submitted in the E.U. until expiration of an eight-year data exclusivity period for the reference (originator) product, measured from the date of the reference product’s initial marketing authorization. Furthermore, once approved, the biosimilar cannot be marketed until expiration of a ten-year period following the initial marketing authorization of the reference product, such ten-year period being extendible to 11 years if the reference product received approval of an additional therapeutic indication, within the first eight years following its initial marketing authorization, representing a significant clinical benefit in comparison with existing therapies. However, we understand that reference products approved prior to November 20, 2005 (which would include, for example, Enbrel, Humira and Neulasta, approved in the E.U. on March 2, 2000, August 9, 2003 and August 22, 2002, respectively) are subject to a ten-year period of data exclusivity. While the data exclusivity periods for Enbrel, Humira and Neulasta have now expired in Europe, these reference products are presently still subject to unexpired patents and such patents may or may not be susceptible to challenges to their validity and enforceability.

In Europe, the approval of a biosimilar for marketing is based on an opinion issued by the EMA and a decision issued by the European Commission. Therefore, the marketing approval will cover the entire EEA. However, substitution of a biosimilar for the originator is a decision that is made at the national level. Additionally, a number of countries do not permit the automatic substitution of biosimilars for the originator product. Therefore, even if we obtain marketing approval for the entire EEA, we may not receive substitution in one or more European nations, thereby restricting our ability to market our products in those jurisdictions.

Other regions, including Canada, Japan and Korea, also have their own legislation outlining a regulatory pathway for the approval of biosimilars. In some cases other countries have either adopted European guidance (Singapore and Malaysia) or are following guidance issued by the World Health Organization (Cuba and Brazil). While there is overlap in the regulatory requirements across regions, there are also some areas of non-overlap. Additionally, we cannot predict whether countries that we may wish to market in, which do not yet have an established or tested regulatory framework could decide to issue regulations or guidance and/or adopt a more conservative viewpoint than other regions. Therefore, it is possible that even if we obtain agreement from one health authority to an accelerated or optimized development plan, we will need to defer to the most conservative view to ensure global harmonization of the development plan. Also, for regions where regulatory authorities do not yet have sufficient experience in the review and approval of a biosimilar product, these authorities may rely on the approval from another region (e.g., the United States or the E.U.), which could delay our approval in that region. Finally, it is possible that some countries will not approve a biosimilar without clinical data from their population and/or may require that the biosimilar product be manufactured within their region.

If other biosimilars of pegfilgrastim (Neulasta), etanercept (Enbrel) or adalimumab (Humira) are approved and successfully commercialized before our product candidates for these originator products (CHS-1701, CHS-0214 or CHS-1420, respectively), our business would suffer.

We expect other companies to seek approval to manufacture and market biosimilar versions of Neulasta, Enbrel, or Humira. If other biosimilars of Neulasta, Enbrel or Humira are approved and successfully commercialized before CHS-0214, CHS-1420 or CHS-1701, respectively, we may never achieve significant market share for these products, our revenue would be reduced and, as a result, our business, prospects and financial condition could suffer.

If other biosimilars of pegfilgrastim (Neulasta), etanercept (Enbrel) or adalimumab (Humira) are determined to be interchangeable and our biosimilars candidates for these originator products are not, our business would suffer.

The FDA or other relevant regulatory authorities may determine that a proposed biosimilar product is “interchangeable” with a reference product, meaning that the biosimilar product may be substituted for the reference product without the intervention of the health care provider who prescribed the reference product, if the application includes sufficient information to show that the product is biosimilar to the reference product and that it can be expected to produce the same clinical result as the reference product in any given patient. If the biosimilar product may be administered more than once to a patient, the applicant must demonstrate that the risk in terms of safety or diminished efficacy of alternating or switching between the biosimilar product candidate and the reference product is not greater than the risk of using the reference product without such alternation or switch. To make a final determination of interchangeability, regulatory authorities may require additional confirmatory information beyond what we plan to initially submit in our applications for approval, such as more in-depth analytical characterization, animal testing or further clinical studies. Provision of sufficient information for approval may prove difficult and expensive.

We cannot predict whether any of our biosimilar product candidates will meet regulatory authority requirements for approval not only as a biosimilar product but also as an interchangeable product in any jurisdiction. Furthermore, legislation governing interchangeability could differ by jurisdiction on a state or national level worldwide.

The concept of “interchangeability” is important because, in the United States for example, the first biosimilar determined to be interchangeable with a particular reference, or originator, product for any condition of use is eligible for a period of market exclusivity that delays an FDA determination that a second or subsequent biosimilar product is interchangeable with that originator product for any condition of use until the earlier of: (1) one year after the first commercial marketing of the first interchangeable product; (2) 18 months after resolution of a patent infringement suit instituted under 42 U.S.C. § 262(l)(6) against the applicant that submitted the application for the first interchangeable product, based on a final court decision regarding all of the patents in the litigation or dismissal of the litigation with or without prejudice; (3) 42 months after approval of the first interchangeable product, if a patent infringement suit instituted under 42 U.S.C. § 262(l)(6) against the applicant that submitted the application for the first interchangeable product is still ongoing; or (4) 18 months after approval of the first interchangeable product if the applicant that submitted the application for the first interchangeable product has not been sued under 42 U.S.C. § 262(l)(6). Thus, a determination that another company’s product is interchangeable with the originator biologic before we obtain approval of our corresponding biosimilar product candidates may delay the potential determination that our products are interchangeable with the originator product, which could materially adversely affect our results of operations and delay, prevent or limit our ability to generate revenue.

CHS-1701, our pegfilgrastim (Neulasta) biosimilar candidate, may not be approved in a timely manner or at all by regulatory agencies. Further, even if CHS-1701 is approved by the FDA or the EMA we may be delayed in selling CHS-1701 due to direct or indirect legal challenges , and/or by a decision by the Supreme Court of the United States in Sandoz v. Amgen that could require biosimilars to provide 180 days notice of commercial marketing no earlier than upon regulatory approval.

We submitted a BLA for CHS-1701 on August 9, 2016 and received a Biosimilar User Fee Act action date for this BLA from the FDA of June 9, 2017 indicating that the FDA would review our BLA over a period of ten months and the possibility that it may be able to approve CHS-1701 by June 9, 2017. However, the FDA may require us and our third party contractors to furnish additional information. Such additional information could include, for example, further analyses of existing data and/or the production of new data that may cause the FDA to extend its review of our application. For example, Amjevita, a biosimilar of Humira manufactured by Amgen Inc. or Amgen, was reviewed and approved after a 10 month review period by the FDA, however, Erelzi, a biosimilar of Enbrel manufactured by Sandoz International GmbH, or Sandoz, was reviewed and approved after a 13 month review period by the FDA on August 30, 2016, or three months later than its original action date of May 30, 2016. Also, Inflectra, a biosimilar of Remicade manufactured by Celltrion, was reviewed by the FDA over a period of nearly 20 months, from a first BLA submission of August 8, 2014 until its approval on April 5, 2016.

In January 2016, the Supreme Court of the United States, or the Supreme Court, agreed to hear on a consolidated basis two cases (Amgen v. Sandoz and Sandoz v. Amgen), that may impact the timing of commercial launch of all newly approved biosimilars, and is expected to provide its rulings by the end of June 2017. Under Sandoz v. Amgen, the issues under review are (1) whether notice of commercial marketing given before FDA approval can be effective; and (2) whether, in any event, it is improper to treat Section 262(l)(8)(A)—the BPCIA’s “Notice of commercial marketing” provision which states that a biosimilar applicant shall provide notice to the incumbent seller of the biological product “not later than 180 days before the date of the first commercial marketing of the biological product licensed under” an abbreviated pathway for biosimilars—as a stand-alone requirement and as creating an injunctive remedy that delays all biosimilars by 180 days after approval. Under Amgen v. Sandoz, the issues under review are (1) whether a biosimilar applicant is required by 42 U.S.C. § 262(l)(2)(A) to provide the reference product sponsor with a copy of its biologics license application and related manufacturing information, which the statute says the applicant “shall provide;” and (2) whether, where an applicant fails to provide that required information, the sponsor’s sole recourse is to commence a declaratory judgment under 42 U.S.C. § 262(l)(9)(C) and/or a patent-infringement action under 35 U.S.C. § 271(e)(2)(C)(ii). If we receive FDA approval for CHS-1701, and if the Supreme Court does not rule in a timely manner on these cases that now preclude biosimilar manufacturers to launch commercially on the day of market approval, or if the Supreme Court rules in favor of Amgen with respect to the above-mentioned issues presented to the Supreme Court in the Sandoz v. Amgen case, we may be required to wait 180 days after FDA approval to launch CHS-1701 in the U.S.

Even if CHS-1701 receives marketing approval in the U.S. or the E.U., we may also be subject to direct legal challenges from Amgen, the manufacturer of Neulasta, and we could be delayed or prevented from launching CHS-1701 as a result of court orders or as a result of the time necessary to resolve such challenges. Similarly, we may be subject to indirect legal challenges in the U.S. as a result of new executive orders from the President of the United States or the amendment or reversal of various laws by the U.S. Congress that govern or impact the approval of biosimilars, including the PPACA and the BPCIA, which in aggregate may cause a delay in the approval or the commercial launch of CHS-1701. Additionally, certain factors beyond our control may impact the timeliness of the FDA’s review of our submissions or any applications for approval. For example, with a new administration, the FDA is currently operating with acting temporary leadership. In addition, the new administration has issued a number of Executive Orders that affect the FDA’s ability to fill vacancies, hire new employees, and implement and issue new regulations and guidance. While the BPCIA is not explicitly referenced in any of the recent orders of the new administration, its implementation has been at least temporarily suspended. Although the FDA has not provided guidance on the impact of the hiring freeze or the limitations on its ability to implement new regulations, we anticipate that there will be delays in the FDA’s operations as vacant staff positions are unfilled and regulatory implementation plans are suspended.

Failure to obtain regulatory approval in any targeted regulatory jurisdiction would prevent us from marketing our products to a larger patient population and reduce our commercial opportunities.

We and our collaboration partners have not initiated marketing efforts in any regulatory jurisdiction. Subject to product approvals and relevant patent expirations, we or our collaboration partners intend to market our etanercept (Enbrel) biosimilar product, CHS-0214 in Japan (through our licensee Daiichi Sankyo) and certain Latin American countries (through our licensee Orox). We intend to market our pegfilgrastim (Neulasta) biosimilar product, CHS-1701, and future oncology biosimilar candidates in the United States and may seek to partner commercially all oncology biosimilars outside the United States. We intend to find favorable strategic commercialization partners or retain rights for some or all of our immunology (anti-TNF) biosimilar candidates.

In order to market our products in the E.U., the United States and other jurisdictions, we and our collaboration partners must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The EMA is responsible for the centralized procedure for the regulation and approval of human medicines. This procedure results in a single marketing authorization that is valid in all E.U. countries, as well as in Iceland, Liechtenstein and Norway. The time required to obtain approval abroad may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval and we may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We or our collaboration partners may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products within the United States or in any market outside the United States. Failure to obtain these approvals would materially and adversely affect our business, financial condition and results of operations.

Even if we obtain regulatory approval for a product candidate, our products will remain subject to regulatory scrutiny.

If our product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies and submission of safety, efficacy and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to comply with extensive FDA, and comparable foreign regulatory authority, requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices, or cGMP, regulations. As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any NDA, BLA or marketing authorization application, or MAA. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

Any regulatory approvals that we or our collaboration partners receive for our product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval or may contain requirements for potentially costly additional clinical trials and surveillance to monitor the safety and efficacy of the product candidate. We will be required to report certain adverse events and production problems, if any, to the FDA and comparable foreign regulatory authorities. Any new legislation addressing drug safety issues could result in delays in product development or commercialization or increased costs to assure compliance. We will have to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote our products for indications or uses for which they do not have approval. If our product candidates are approved, we must submit new or supplemental applications and obtain approval for certain changes to the approved products, product labeling or manufacturing process. We or our collaboration partners could also be asked to conduct post-marketing clinical studies to verify the safety and efficacy of our products in general or in specific patient subsets. If original marketing approval is obtained via an accelerated biosimilar approval pathway, we could be required to conduct a successful post-marketing clinical study to confirm clinical benefit for our products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency or problems with the facility where the product is manufactured or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other possibilities:

•	issue warning letters;

•	impose civil or criminal penalties;

•	suspend or withdraw regulatory approval;

•	suspend any of our ongoing clinical studies;

•	refuse to approve pending applications or supplements to approved applications submitted by us;

•	impose restrictions on our operations, including closing our contract manufacturers’ facilities; or

•	seize or detain products or require a product recall.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected.

Adverse events involving an originator product, or other biosimilars of such originator product, may negatively affect our business.

In the event that use of an originator product, or other biosimilar for such originator product, results in unanticipated side effects or other adverse events, it is likely that our biosimilar product candidate will be viewed comparably and may become subject to the same scrutiny and regulatory sanctions as the originator product or other biosimilar, as applicable. Accordingly, we may become subject to regulatory supervisions, clinical holds, product recalls or other regulatory actions for matters outside of our control that affect the originator product, or other biosimilar, as applicable, if and until we are able to demonstrate to the satisfaction of our regulators that our biosimilar product candidate is not subject to the same issues leading to the regulatory action as the originator product or other biosimilar, as applicable.

Risks related to our ability to hire highly qualified personnel and our reliance on third parties

We are highly dependent on the services of our key executives and personnel, including our President and Chief Executive Officer, Dennis M. Lanfear, and if we are not able to retain these members of our management or recruit additional management, clinical and scientific personnel, our business will suffer.

We are highly dependent on the principal members of our management and scientific and technical staff. The loss of service of any of our management or key scientific and technical staff could harm our business. In addition, we are dependent on our continued ability to attract, retain and motivate highly qualified additional management, clinical and scientific personnel. If we are not able to retain our management, particularly our President and Chief Executive Officer, Mr. Lanfear, and to attract, on acceptable terms, additional qualified personnel necessary for the continued development of our business, we may not be able to sustain our operations or grow.

Our future performance will also depend, in part, on our ability to successfully integrate newly hired executive officers into our management team and our ability to develop an effective working relationship among senior management. Our failure to integrate these individuals and create effective working relationships among them and other members of management could result in inefficiencies in the development and commercialization of our product candidates, harming future regulatory approvals, sales of our product candidates and our results of operations. Additionally, we do not currently maintain “key person” life insurance on the lives of our executives or any of our employees.

We will need to expand and effectively manage our managerial, scientific, operational, financial, commercial and other resources in order to successfully pursue our clinical development and commercialization efforts. Our success also depends on our continued ability to attract, retain and motivate highly qualified management and scientific personnel. We may not be able to attract or retain qualified management and scientific and clinical personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses, particularly in the San Francisco Bay Area. If we are not able to attract, retain and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the achievement of our development objectives, our ability to raise additional capital and our ability to implement our business strategy.

We will need to expand our organization and we may experience difficulties in managing this growth, which could disrupt our operations.

As of September 30, 2016, we had 139 full-time employees. As our development and commercialization plans and strategies develop, we expect to need additional managerial, operational, sales, marketing, financial, legal and other resources. Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of our current and potential future product candidates. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth.

We rely on third parties to conduct our nonclinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

We have relied upon and plan to continue to rely upon third-party CROs to monitor and manage data for our ongoing nonclinical and clinical programs. We rely on these parties for execution of our nonclinical and clinical studies and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs and other vendors are required to comply with cGMP, current good clinical practices, or cGCP, and Good Laboratory Practices, or GLP, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the EEA and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of study sponsors, principal investigators, study sites and other contractors. If we, any of our CROs, service providers or investigators fail to comply with applicable regulations or cGCPs, the data generated in our nonclinical and clinical studies may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional nonclinical and clinical studies before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical studies comply with cGCP regulations. In addition, our clinical studies must be conducted with product generated under cGMP regulations. Failure to comply by any of the participating parties or ourselves with these regulations may require us to repeat clinical studies, which would delay the regulatory approval process. Moreover, our business may be implicated if our contract research organization, or CRO, or any other participating parties violate federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. In addition, our CROs are not our employees, and except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our on-going nonclinical and clinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our protocols, regulatory requirements or for other reasons, our clinical studies may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. CROs may also generate higher costs than anticipated. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.

Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, a transition period is necessary when a new CRO commences work, which can materially impact our ability to meet our desired clinical development timelines. Though we strive to carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, prospects and financial condition.

We rely on third parties, and in some cases a single third party, to manufacture nonclinical and clinical drug supplies of our product candidates and to store critical components of our product candidates for us. Our business could be harmed if those third parties fail to provide us with sufficient quantities of product candidates or fail to do so at acceptable quality levels or prices.

We do not currently have the infrastructure or capability internally to manufacture supplies of our product candidates for use in our nonclinical and clinical studies, and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. We rely on third party manufacturers to manufacture and supply us with our product candidates for our preclinical and clinical studies. Successfully transferring complicated manufacturing techniques to contract manufacturing organizations and scaling up these techniques for commercial quantities is time consuming and we may not be able to achieve such transfer or do so in a timely manner. Moreover, the availability of contract manufacturing services for protein-based therapeutics is highly variable and there are periods of relatively abundant capacity alternating with periods in which there is little available capacity. If our need for contract manufacturing services increases during a period of industry-wide production capacity shortage, we may not be able to produce our product candidates on a timely basis or on commercially viable terms. Although we will plan accordingly and generally do not begin a clinical study unless we believe we have a sufficient supply of a product candidate to complete such study, any significant delay or discontinuation in the supply of a product candidate for an ongoing clinical study due to the need to replace a third-party manufacturer could considerably delay completion of our clinical studies, product testing and potential regulatory approval of our product candidates, which could harm our business and results of operations.

Reliance on third-party manufacturers entails additional risks, including reliance on the third party for regulatory compliance and quality assurance, the possible breach of the manufacturing agreement by the third party and the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us. In addition, third party manufacturers may not be able to comply with cGMP or similar regulatory requirements outside the United States. Our failure or the failure of our third party manufacturers to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidates or any other product candidates or products that we may develop. Any failure or refusal to supply the components for our product candidates that we may develop could delay, prevent or impair our clinical development or commercialization efforts. If our contract manufacturers were to breach or terminate their manufacturing arrangements with us, the development or commercialization of the affected products or product candidates could be delayed, which could have an adverse effect on our business. Any change in our manufacturers could be costly because the commercial terms of any new arrangement could be less favorable and because the expenses relating to the transfer of necessary technology and processes could be significant.

If any of our product candidates are approved, in order to produce the quantities necessary to meet anticipated market demand, any contract manufacturer that we engage may need to increase manufacturing capacity. If we are unable to build and stock our product candidates in sufficient quantities to meet the requirements for the launch of these candidates or to meet future demand, our revenue and gross margins could be adversely affected. Although we believe that we will not have any material supply issues, we cannot be certain that we will be able to obtain long-term supply arrangements for our product candidates or materials used to produce them on acceptable terms, if at all. If we are unable to arrange for third-party manufacturing, or to do so on commercially reasonable terms, we may not be able to complete development of our product candidates or market them.

We have entered into collaborations with third parties in connection with the development of certain of our product candidates. Even if we believe that the development of our technology and product candidates is promising, our partners may choose not to proceed with such development.

We have collaborations with several partners for the development and commercialization of certain of our product candidates. Our existing agreements with our collaboration partners are generally subject to termination by the counterparty on short notice under certain circumstances. Accordingly, even if we believe that the development of certain product candidates is worth pursuing, our partners may choose not to continue with such development. If any of our collaborations are terminated, we may be required to devote additional resources to the development of our product candidates or seek a new collaboration partner on short notice, and the terms of any additional collaborations or other arrangements that we establish may not be favorable to us or available at all.

We are also at risk that our collaborations or other arrangements may not be successful. Factors that may affect the success of our collaborations include the following:

•	our collaboration partners may incur financial, legal or other difficulties that force them to limit or reduce their participation in our joint projects;

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our collaboration partners may be pursuing alternative technologies or developing alternative products that are competitive to our technology and products, either on their own or in partnership with others. For example, Amgen has licensed its adalimumab (Humira) biosimilar candidate to our partner Daiichi Sankyo in July 2016;

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our collaboration partners may terminate their collaborations with us, which could make it difficult for us to attract new partners or adversely affect perception of us in the business and financial communities. For example, in July 2014 our partner Daiichi terminated its license with us pertaining to a rituximab (Rituxan®) biosimilar; and

•	our collaboration partners may pursue higher priority programs or change the focus of their development programs, which could affect their commitment to us.

If we cannot maintain successful collaborations, our business, financial condition and operating results may be adversely affected.

We are dependent on Daiichi Sankyo and Orox for the commercialization of our biosimilar product candidates in certain major markets and may seek additional commercialization partners, and their failure to commercialize in those markets could have a material adverse effect on our business and operating results.

Our exclusive licensee, Daiichi Sankyo, is responsible for commercialization of CHS-0214 in Japan. Our exclusive licensee, Orox Pharmaceuticals B.V., or Orox, is responsible for commercialization of certain of our products, including CHS-1701, CHS-0214 and CHS-1420, in certain Caribbean and Latin American countries (excluding Brazil, and in the case of CHS-1701, also excluding Argentina). We intend to seek a commercialization partner for CHS-0214 in Europe and other jurisdictions outside the U.S. (excluding Japan and certain Caribbean and Latin American countries). If these entities fail to exercise commercially reasonable efforts to market and sell our products in their respective licensed jurisdictions or are otherwise ineffective in doing so, our business will be harmed and we may not be able to adequately remedy the harm through negotiation, litigation, arbitration or termination of the license agreements. Moreover, any disputes with our collaboration partners concerning the adequacy of their commercialization efforts will substantially divert the attention of our senior management from other business activities and will require us to incur substantial costs associated with litigation or arbitration proceedings.

We are subject to a multitude of manufacturing risks. Any adverse developments affecting the manufacturing operations of our biosimilar product candidates could substantially increase our costs and limit supply for our product candidates.

The process of manufacturing our product candidates is complex, highly regulated and subject to several risks, including but not limited to:

•	product loss due to contamination, equipment failure or improper installation or operation of equipment or vendor or operator error; and

•	equipment failures, labor shortages, natural disasters, power failures and numerous other factors associated with the manufacturing facilities in which our product candidates are produced.

Even minor deviations from normal manufacturing processes for any of our product candidates could result in reduced production yields, product defects and other supply disruptions. For example, we have experienced failures with respect to the manufacturing of certain lots of each of our product candidates resulting in delays prior to our taking corrective action. Additionally, if microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

For example, in October 2014, as part of our quality process and upon routine visual inspection during storage, four syringes containing CHS-0214 (our etanercept (Enbrel) biosimilar candidate) from a production lot in use in our ongoing Phase 3 clinical trials were observed to contain small dark particles. We immediately initiated a visual inspection of remaining unlabeled inventory of this lot as well as a subsequent lot. Based on our investigation, we concluded that the particulates did not result from any instability in the CHS-0214 protein product or its formulation, but were most likely a result of a non-recurring anomaly related to first use of new process equipment.

Any adverse developments affecting manufacturing operations for our product candidates may result in shipment delays, inventory shortages, lot failures, withdrawals or recalls or other interruptions in the supply of our product candidates. We may also have to take inventory write-offs and incur other charges and expenses for product candidates that fail to meet specifications, undertake costly remediation efforts or seek costlier manufacturing alternatives.

We currently engage single suppliers for manufacture, clinical trial services, formulation development and product testing of our product candidates. The loss of any of these suppliers or vendors could materially and adversely affect our business.

For each of our lead products, CHS-1701, CHS-0214 and CHS-1420, we currently engage a distinct vendor or service provider for each of the principal activities supporting our manufacture and development of these lead products, such as manufacture of the biological substance present in each of the products, manufacture of the final filled and finished presentation of these products, as well as laboratory testing, formulation development and clinical testing of these products. For example, in December 2015, we entered into a strategic manufacturing agreement with KBI Biopharma, Inc. for long-term commercial manufacturing of CHS-1701. Because we currently have not engaged back up suppliers or vendors for these single-sourced services, and although we believe that there are alternate sources that could fulfill these activities, we cannot assure you that identifying and establishing relationships with alternate suppliers and vendors would not result in significant delay in the development of our product candidates. Additionally, we may not be able to enter into arrangements with alternative service providers on commercially reasonable terms or at all. A delay in the development of our product candidates, or having to enter into a new agreement with a different third party on less favorable terms than we have with our current suppliers, could have a material adverse impact on our business.

We and our collaboration partners and contract manufacturers are subject to significant regulation with respect to manufacturing our product candidates. The manufacturing facilities on which we rely may not continue to meet regulatory requirements or may not be able to meet supply demands.

All entities involved in the preparation of therapeutics for clinical studies or commercial sale, including our existing contract manufacturers for our product candidates, are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical studies must be manufactured in accordance with cGMP. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates that may not be detectable in final product testing. We, our collaboration partners or our contract manufacturers must supply all necessary documentation in support of a BLA or MAA on a timely basis and must adhere to GLP and cGMP regulations enforced by the FDA and other regulatory agencies through their facilities inspection program. Some of our contract manufacturers may have never produced a commercially approved pharmaceutical product and therefore have not obtained the requisite regulatory authority approvals to do so. The facilities and quality systems of some or all of our collaboration partners and third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or our other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. For example, an FDA inspection in the fourth quarter of 2016 of KBI Biopharma, our contract manufacturer for CHS-1701 bulk drug substance, resulted in various form 483 observations. KBI Biopharma submitted corrective actions to the FDA that are now under review. Although we oversee the contract manufacturers, we cannot control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the regulatory requirements. If these facilities do not pass a pre-approval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever.

The regulatory authorities also may, at any time following approval of a product for sale, audit the manufacturing facilities of our collaboration partners and third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for us or a third party to implement and that may include the temporary or permanent suspension of a clinical study or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business.

If we, our collaboration partners or any of our third-party manufacturers fail to maintain regulatory compliance, the FDA or other applicable regulatory authority can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new product candidate, withdrawal of an approval or suspension of production. As a result, our business, financial condition and results of operations may be materially harmed.

Additionally, if supply from one approved manufacturer is interrupted, an alternative manufacturer would need to be qualified through a BLA supplement or MAA variation or equivalent foreign regulatory filing, which could result in further delay. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause us to incur additional costs and could cause the delay or termination of clinical studies, regulatory submissions, required approvals or commercialization of our product candidates. Furthermore, if our suppliers fail to meet contractual requirements and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical studies may be delayed or we could lose potential revenue.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to develop and manufacture our product candidates, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaboration partners, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

Risks related to commercialization of our product candidates

Our biosimilar product candidates, if approved, will face significant competition from the reference products and from other pharmaceuticals approved for the same indication as the originator products. Our failure to effectively compete may prevent us from achieving significant market penetration and expansion.

We expect to enter highly competitive pharmaceutical markets. Successful competitors in the pharmaceutical market have demonstrated the ability to effectively discover, obtain patents, develop, test and obtain regulatory approvals for products, as well as an ability to effectively commercialize, market and promote approved products. Numerous companies, universities and other research institutions are engaged in developing, patenting, manufacturing and marketing of products competitive with those that we are developing. Many of these potential competitors are large, experienced pharmaceutical companies that enjoy significant competitive advantages, such as substantially greater financial, research and development, manufacturing, personnel and marketing resources. These companies also have greater brand recognition and more experience in conducting preclinical testing and clinical trials of product candidates and obtaining FDA and other regulatory approvals of products.

If an improved version of an originator product, such as Enbrel, Humira or Neulasta, is developed or if the market for the originator product significantly declines, sales or potential sales of our biosimilar product candidates may suffer.

Originator companies may develop improved versions of a reference product as part of a life cycle extension strategy and may obtain regulatory approval of the improved version under a new or supplemental BLA filed with the applicable regulatory authority. Should the originator company succeed in obtaining an approval of an improved biologic product, it may capture a significant share of the collective reference product market in the applicable jurisdiction and significantly reduce the market for the reference product and thereby the potential size of the market for our biosimilar product candidates. In addition, the improved product may be protected by additional patent rights that may subject our follow-on biosimilar to claims of infringement.

Biologic reference products may also face competition as technological advances are made that may offer patients a more convenient form of administration or increased efficacy or as new products are introduced. As new products are approved that compete with the reference product to our biosimilar product candidates, or sales of the reference originator products may be adversely impacted or rendered obsolete. If the market for the reference product is impacted, we may lose significant market share or experience limited market potential for our approved biosimilar products or product candidates, and the value of our product pipeline could be negatively impacted. As a result of the above factors, our business, prospects and financial condition could suffer.

If efforts by manufacturers of originator products to delay or limit the use of biosimilars are successful, our sales of biosimilar products may suffer.

Many manufacturers of originator products have increasingly used legislative, regulatory and other means, such as litigation, to delay regulatory approval and to seek to restrict competition from manufacturers of biosimilars. These efforts may include or have included:

•	settling, or refusing to settle, patent lawsuits with biosimilar companies, resulting in such patents remaining an obstacle for biosimilar approval;

•	submitting Citizen Petitions to request the FDA Commissioner to take administrative action with respect to prospective and submitted biosimilar applications;

•	appealing denials of Citizen Petitions in United States federal district courts and seeking injunctive relief to reverse approval of biosimilar applications;

•	restricting access to reference brand products for equivalence and biosimilarity testing that interferes with timely biosimilar development plans;

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attempting to influence potential market share by conducting medical education with physicians, payors, regulators and patients claiming that biosimilar products are too complex for biosimilar approval or are too dissimilar from originator products to be trusted as safe and effective alternatives;

•	implementing payor market access tactics that benefit their brands at the expense of biosimilars;

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seeking state law restrictions on the substitution of biosimilar products at the pharmacy without the intervention of a physician or through other restrictive means such as excessive recordkeeping requirements or patient and physician notification;

•	seeking federal or state regulatory restrictions on the use of the same non-proprietary name as the reference brand product for a biosimilar or interchangeable biologic;

•	seeking changes to the United States Pharmacopeia, an industry recognized compilation of drug and biologic standards;

•	obtaining new patents covering existing products or processes which could extend patent exclusivity for a number of years or otherwise delay the launch of biosimilars; and

•	influencing legislatures so that they attach special patent extension amendments to unrelated federal legislation.

For example, in 2012, Abbott Laboratories filed a Citizen Petition with the FDA asking the agency to refrain from accepting biosimilar applications under the BPCIA arguing that to approve such applications, without compensation to the originator, would constitute an unconstitutional taking of an originator company’s valuable trade secrets under the Fifth Amendment of the Constitution of the United States. The FDA rejected Abbott Laboratories’ petition on September 23, 2016.

We face intense competition and rapid technological change and the possibility that our competitors may develop therapies that are similar, more advanced or more effective than ours, which may adversely affect our financial condition and our ability to successfully commercialize our product candidates.

We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies. Some of the pharmaceutical and biotechnology companies we expect to compete with include, for example, Apotex Inc., or Apotex, Sandoz, Amgen, Pfizer Inc., or Pfizer, Boehringer Ingelheim GmbH, or Boehringer, Teva Pharmaceutical Industries, Ltd., or Teva, and Samsung Bioepis, Ltd., or Samsung Bioepis, (a Merck/Biogen/Samsung biosimilar venture), Mylan Inc., or Mylan, as well as other smaller companies. We are currently aware that such competitors are engaged in the development of biosimilar product candidates to pegfilgrastim (Neulasta), etanercept (Enbrel) and adalimumab (Humira). For example, we understand that Sandoz and Apotex have each submitted a Neulasta (pegfilgrastim) biosimilar product candidate for market approval in the United States and that Sandoz received a complete response letter from the FDA at the end of June 2016. We understand that Mylan appears to have submitted a Neulasta biosimilar candidate for market approval in the E.U. Similarly, we understand that Sandoz and Samsung Bioepis are each currently engaged in the development of competing biosimilar product candidates for etanercept (Enbrel). Both Sandoz and Samsung Bioepis have each submitted an etanercept biosimilar product candidate for market approval in the E.U. and Sandoz has filed a BLA for its candidate in the United States. On January 16, 2016, the European Commission (EC) approved Samsung Bioepis’ entanercept biosimilar (Benepali) for the treatment of rheumatoid arthritis, psoriatic arthritis, axial spondyloarthritis (ankylosing spondylitis and non-radiographic axial spondyloarthritis) and plaque psoriasis. In August 2016, the FDA approved Sandoz’ etanercept biosimilar (Erelzi, etanercept-szzs) for multiple inflammatory diseases. Boehringer, Amgen, Sandoz, Samsung Bioepis and Pfizer are examples of companies engaged in development of biosimilar product candidates for adalimumab (Humira). We understand Boehringer’s program and Pfizer’s program are in Phase 3, and that Amgen and Samsung Bioepis have each submitted a Humira biosimilar candidate for market approval in the United States and in the E.U., respectively. In September 2016, the FDA approved Amgen’s adalimumab biosimilar (Amjevita, adalimumab-atto) for multiple inflammatory diseases.

Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. Additional mergers and acquisitions in the pharmaceutical industry may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval more rapidly than we are able to and may be more effective in selling and marketing their products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that we may develop; they may also obtain patent protection that could block our products; and they may obtain regulatory approval, product commercialization and market penetration earlier than we do. Biosimilar product candidates developed by our competitors may render our potential product candidates uneconomical, less desirable or obsolete, and we may not be successful in marketing our product candidates against competitors. Competitors may also assert in their marketing or medical education programs that their biosimilar products demonstrate a higher degree of biosimilarity to the originator products than do ours or other competitor’s biosimilar products, thereby seeking to influence health care practitioners to select their biosimilar products, versus ours or other competitors.

We currently have no marketing and sales organization. If we are unable to establish sales and marketing capabilities in jurisdictions for which we choose to retain commercialization rights or if we are unable to enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenue.

We currently have no marketing or sales organization. Although our employees may have sold other biologic products in the past while employed at other companies, our products have not yet been approved for sale, and thus we as a company have no experience selling and marketing our product candidates. To successfully commercialize any products that may result from our development programs, we will need to develop these capabilities, either on our own or with others. If our product candidates receive regulatory approval, we intend to establish a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our product candidates in major markets where we may choose to retain commercialization rights. Doing so will be expensive, difficult and time consuming. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of our products.

Further, given our lack of prior experience in marketing and selling biopharmaceutical products, our initial estimate of the size of the required sales force may be materially more or less than the size of the sales force actually required to effectively commercialize our product candidates. As such, we may be required to hire substantially more sales representatives to adequately support the commercialization of our product candidates or we may incur excess costs as a result of hiring more sales representatives than necessary. With respect to certain geographical markets, we may enter into collaborations with other entities to utilize their local marketing and distribution capabilities, but we may be unable to enter into such agreements on favorable terms, if at all. If our future collaboration partners do not commit sufficient resources to commercialize our future products, if any, and we are unable to develop the necessary marketing capabilities on our own, we will be unable to generate sufficient product revenue to sustain our business. We expect competition from companies such as Sandoz, Samsung Bioepis, Teva, Boehringer, Pfizer and Amgen that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

We may need to enter into alliances with other companies that can provide capabilities and funds for the development and commercialization of our product candidates. If we are unsuccessful in forming or maintaining these alliances on favorable terms, our business could be adversely affected.

Because we have limited or no internal capabilities for late-stage product development, manufacturing, sales, marketing and distribution, we have found it necessary to enter into alliances with other companies. For example, in 2012, we entered into a collaboration agreement with Daiichi Sankyo for the development and commercialization of CHS-0214 in Japan. For commercialization of our biosimilar product candidates in certain Caribbean and Latin American countries, we entered into an exclusive distribution arrangement with Orox in 2012. In the future, we may also find it necessary to form alliances or joint ventures with major pharmaceutical companies to jointly develop and/or commercialize specific biosimilar product candidates. In such alliances, we would expect our collaboration partners to provide substantial capabilities in clinical development, manufacturing, regulatory affairs, sales and marketing. We may not be successful in entering into any such alliances. Even if we do succeed in securing such alliances, we may not be able to maintain them if, for example, development or approval of a product candidate is delayed or sales of an approved product are disappointing. If we are unable to secure or maintain such alliances, we may not have the capabilities necessary to continue or complete development of our product candidates and bring them to market, which may have an adverse effect on our business.

In addition to product development and commercialization capabilities, we may depend on our alliances with other companies to provide substantial additional funding for development and potential commercialization of our product candidates. We may not be able to obtain funding on favorable terms from these alliances, and if we are not successful in doing so, we may not have sufficient funds to develop a particular product candidate internally or to bring product candidates to market. Failure to bring our product candidates to market will prevent us from generating sales revenue, and this may substantially harm our business. Furthermore, any delay in entering into these alliances could delay the development and commercialization of our product candidates, reduce their competitiveness even if they reach the market, and harm our business and operating results.

The commercial success of any current or future product candidate will depend upon the degree of market acceptance by physicians, patients, third-party payors and others in the medical community.

Even with the requisite approvals from the FDA and comparable foreign regulatory authorities, the commercial success of our product candidates will depend in part on the medical community, patients and third-party payors accepting our product candidates as medically useful, cost-effective and safe. Any product that we bring to the market may not gain market acceptance by physicians, patients, third-party payors and others in the medical community. The degree of market acceptance of any of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the safety and efficacy of the product as demonstrated in clinical studies and potential advantages over competing treatments;

•	the prevalence and severity of any side effects, including any limitations or warnings contained in a product’s approved labeling;

•	the clinical indications for which approval is granted;

•	the possibility that a competitor may achieve interchangeability and we may not;

•	relative convenience and ease of administration;

•	the extent to which our product may be similar to the originator product than competing biosimilar product candidates;

•	policies and practices governing the naming of biosimilar product candidates;

•	prevalence of the disease or condition for which the product is approved;

•	the cost of treatment, particularly in relation to competing treatments;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the strength of marketing and distribution support and timing of market introduction of competitive products;

•	the extent to which the product is approved for inclusion on formularies of hospitals and managed care organizations;

•	publicity concerning our products or competing products and treatments;

•	the extent to which third-party payors provide adequate third-party coverage and reimbursement for our product candidates, if approved; and

•	our ability to maintain compliance with regulatory requirements.

Even if a potential product displays a favorable efficacy and safety profile in nonclinical and clinical studies, market acceptance of the product will not be fully known until after it is launched and may be negatively affected by a potential poor safety experience and the track record of other biosimilar product candidates. Our efforts to educate the medical community and third-party payors on the benefits of the product candidates may require significant resources, may be under-resourced compared to large well-funded pharmaceutical entities and may never be successful. If our product candidates are approved but fail to achieve an adequate level of acceptance by physicians, patients, third-party payors and others in the medical community, we will not be able to generate sufficient revenue to become or remain profitable.

Policies and practices governing the naming of biosimilar product candidates are neither fully established nor fully harmonized and are subject to debate and change. Failure to achieve a non-proprietary name sufficiently close to the reference product or be competitively disadvantaged in this regard, could adversely affect the commercial performance of our biosimilar product candidate.

United States Adopted Name, and International Nonproprietary Names, or INN, two important bodies involved in nonproprietary nomenclature, have no policy for the naming of biosimilar product candidates, and products are named on a case-by-case basis. Non-glycosylated proteins can follow the approach established for small molecule generics, which is to retain the same non-proprietary name if it is synthesized by a different route provided the substance is the same. Glycosylated proteins from different sources are given distinct names, as these proteins are expected to differ in their glycosylation profile. The same approach is valid for all other modifications to the protein that can occur in a cell after the cell has finished making the protein. A system currently under discussion at the World Health Organization that would enable the clear definition of all Similar Biotherapeutic Proteins would include the INN of the reference product in the first part of the name, and some form of biological qualifier that could uniquely identify the substance. Currently the FDA and EMA have final authority regarding names in the United States and the E.U. respectively, and it is unclear how they will handle nonproprietary nomenclature in the future. However, if they adopt policies requiring non-proprietary names that are distinct from the reference product or chose to assign a competing biosimilar product candidate to a Coherus product with a lower degree of nomenclature distinction from the reference product, payors, providers and patients may be more hesitant to use our biosimilar product candidate, believing the difference in nomenclature to be indicative of an important difference in quality of function from the reference product or the competing biosimilar product candidate. If this were to occur, our business could be negatively affected.

The third-party coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

Pricing, coverage and reimbursement of our biosimilar product candidates, if approved, may not be adequate to support our commercial infrastructure. Our per-patient prices may not be sufficient to recover our development and manufacturing costs and potentially achieve profitability. Accordingly, the availability and adequacy of coverage and reimbursement by governmental and private payors are essential for most patients to be able to afford expensive treatments such as ours, if approved. Sales of our product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid for by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations or reimbursed by government authorities, private health insurers and other third-party payors. If coverage and reimbursement are not available, or are available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be adequate to allow us to establish or maintain pricing sufficient to realize a return on our investment.

There is significant uncertainty related to third-party coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs and biologics will be covered and reimbursed. The Medicare program covers certain individuals aged 65 or older or those who are disabled or suffering from end-stage renal disease. The Medicaid program, which varies from state to state, covers certain individuals and families who have limited financial means. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs and biologics. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our biosimilar product candidates, if approved. In addition, in the United States, no uniform policy of coverage and reimbursement for biologics exists among third-party payors. Therefore, coverage and reimbursement for biologics can differ significantly from payor to payor. As a result, the process for obtaining favorable coverage determinations often is time-consuming and costly and may require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained. For example, Centers for Medicare & Medicaid Services (“CMS”) issued a proposed Part B rule in the third quarter of 2015 on biosimilar payment and coding which requires that multiple biosimilars to the same reference product be grouped and issued the same J-code for Medicare reimbursement purposes and that the payment amount for a billing code that describes a biosimilar is based on the average sales price (ASP) of all biosimilar products that reference a common biological product’s license application. This reimbursement rule could potentially create greater pricing pressure for biosimilars reimbursed in the medical benefit (Part B) segment. On October 30, 2015, CMS finalized the proposed rule, which clarifies that the payment amount for a biosimilar is based on the ASP of all National Drug Codes assigned to the biosimilars included within the same billing and payment code.

Outside the United States, pharmaceutical businesses are generally subject to extensive governmental price controls and other market regulations. We believe the increasing emphasis on cost-containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of our product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. Other countries allow companies to fix their own prices for medical products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

Increasing efforts by governmental and third-party payors in the United States and abroad to control healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our product candidates. While cost containment practices generally benefit biosimilars, severe cost containment practices may adversely affect our product sales. We expect to experience pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes.

Our biosimilar product candidates, if approved, could face price competition from other biosimilars of the same reference products for the same indication. This price competition could exceed our capacity to respond, detrimentally affecting our market share and revenue as well as adversely affecting the overall financial health and attractiveness of the market for the biosimilar.

We expect to enter highly competitive biosimilar markets. Successful competitors in the biosimilar market have the ability to effectively compete on price through payors and their third-party administrators who exert downward pricing pressure. It is possible our biosimilar competitors’ compliance with price discounting demands in exchange for market share could exceed our capacity to respond in kind and reduce market prices beyond our expectations. Such practices may limit our and our collaboration partners’ ability to increase market share and will also impact profitability.

Risks related to intellectual property

If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed. Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in large part on avoiding infringement of the patents and proprietary rights of third parties. There have been many lawsuits and other proceedings involving patent and other intellectual property rights in the pharmaceutical industry, including patent infringement lawsuits, interferences, oppositions and reexamination proceedings before the U.S. Patent and Trademark Office, or USPTO, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing product candidates. As the pharmaceutical industry expands and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

Our research, development and commercialization activities may infringe or otherwise violate or be claimed to infringe or otherwise violate patents owned or controlled by other parties. The companies that originated the products for which we intend to introduce biosimilar versions, such as Amgen, AbbVie Inc., or AbbVie, and Genentech, as well as other competitors (including other companies developing biosimilars) have developed, and are continuing to develop, worldwide patent portfolios of varying sizes and breadth, many of which are in fields relating to our business, and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use.

Third parties may assert that we are employing their proprietary technology without authorization. We are aware of third-party patents or patent applications with claims, for example, to compositions, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. While we have conducted freedom to operate analyses with respect to our lead product candidates CHS-1701, CHS-0214 and CHS-1420, as well as our pipeline candidates, we cannot guarantee that any of our analyses are complete and thorough, nor can we be sure that we have identified each and every patent and pending application in the United States and abroad that is relevant or necessary to the commercialization of our product candidates. Moreover, because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents covering our product candidates. With respect to products we are evaluating for inclusion in our future biosimilar product pipeline, our freedom to operate analyses, including our research on the timing of potentially relevant patent expirations, are ongoing.

There may also be patent applications that have been filed but not published and if such applications issue as patents, they could be asserted against us. For example, in most cases, a patent filed today would not become known to industry participants for at least 18 months given patent rules applicable in most jurisdictions which do not require publication of patent applications until 18 months after filing. Moreover, some U.S. patents may issue without any prior publication in cases where the patent applicant does not also make a foreign filing. We may also face claims from non-practicing entities that have no relevant product revenue and against whom our own patent portfolio may have no deterrent effect. In addition, coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our product candidates, products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid and/or unenforceable, and we may not be able to do this. Proving that a patent is invalid or unenforceable is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Also in proceedings before courts in Europe, the burden of proving invalidity of the patent usually rests on the party alleging invalidity. Even if we are successful in these proceedings, we may incur substantial costs and the time and attention of our management and scientific personnel could be diverted in pursuing these proceedings, which could have a material adverse effect on us. In addition, we may not have sufficient resources to bring these actions to a successful conclusion.

Third parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial monetary damages. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Ultimately, we could be prevented from commercializing a product or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on commercially acceptable terms or at all. If, as a result of patent infringement claims or to avoid potential claims, we choose or are required to seek licenses from third parties, these licenses may not be available on acceptable terms or at all. Even if we are able to obtain a license, the license may obligate us to pay substantial license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would likely involve substantial litigation expense and would likely be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may, in addition to being blocked from the market, have to pay substantial monetary damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference, IPR, derivation or post-grant proceedings declared or granted by the USPTO and similar proceedings in foreign countries, regarding intellectual property rights with respect to our current or future products. An unfavorable outcome in any such proceedings could require us to cease using the related technology or to attempt to license rights to it from the prevailing party or could cause us to lose valuable intellectual property rights. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms, if any license is offered at all. Litigation or other proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. We may also become involved in disputes with others regarding the ownership of intellectual property rights. For example, we jointly develop intellectual property with certain parties, and disagreements may therefore arise as to the ownership of the intellectual property developed pursuant to these relationships. If we are unable to resolve these disputes, we could lose valuable intellectual property rights.

AbbVie holds numerous patents and patent applications related to Humira, including certain patents on which we have filed IPR petitions. Some of AbbVie’s patents may be successfully challenged, while others may withstand challenge. AbbVie patents that we cannot avoid or successfully challenge will delay or prevent our ability, or a collaborator’s ability, to launch a Humira biosimilar until expiration of such patents, or earlier if third parties are able to successfully challenge such patents. For example, if we are unable to successfully avoid or challenge certain AbbVie formulation patents, we may be unable to launch a Humira biosimilar until such formulation patents reach their expected expiration in 2022, or earlier if such patents are successfully challenged by third parties. Similarly, if we are unable to successfully avoid or challenge certain AbbVie indication/dosage patents, such as AbbVie’s U.S. patent 8,889,135 covering 40 mg biweekly RA dosing, we may be unable to market a Humira biosimilar directed to such indications prior to expiration, or earlier if such patents are successfully challenged by third parties.

On November 7, 2015 and December 9, 2015, we filed petitions for IPR in the United States Patent Office against three AbbVie patents: U.S. patents 8,889,135 (or ‘135); 9,017,680 (or ‘680); and 9,073,987 (or ‘987), all of which concern a 40 mg biweekly subcutaneous dosing regimen for treating rheumatoid arthritis (“RA”) with Humira® (Adalimumab). This treatment regimen is referenced in the approved FDA label for Humira. On May 9, 2016, we filed a petition for IPR of AbbVie U.S. patent 9,114,166 (or ‘166) entitled “Formulation of Human Antibodies for Treating TNF-a Associated Disorders”. The ‘166 patent generally concerns an isotonic formulation of TNF-a IgG1 antibody at a protein concentration of 50 mg/ml and pH of 4.0 to 8.0. On January 31, 2017, we filed four petitions for IPR against AbbVie’s U.S. patent 9,085,619 entitled “Anti-TNF Antibody Formulations.” Our IPR petitions against the ‘619 patent address certain aspects of the patent directed to pharmaceutical formulations of adalimumab that do not comprise a buffering system. We expect the Patent Trial and Appeal Board of the USPTO (the “PTAB”) to render its decisions on whether to institute these IPR proceedings in early August 2017.

IPR filings, including ours, are a matter of public record and can be viewed at the USPTO website. On May 17, 2016 and on June 13, 2016, the PTAB instituted each of our petitions for IPR of the ‘135 patent, the ‘680 patent and the ’987 patent, respectively. Oral hearing on these three IPR proceedings will be held on February 16, 2017, and we expect a final decision from the PTAB on or before May 17, 2017 for the ‘135 IPR proceeding and on or before June 13, 2017 for the ‘680 and ‘987 IPR proceedings. We note further that on December 29, 2015, Boehringer Ingelheim filed two IPRs against the ‘135 patent, which were instituted by the PTAB in July 2016. If we do not prevail in the IPR proceedings or in any subsequent litigation that may occur between us and AbbVie concerning AbbVie’s RA dosing patents, and if other parties are not successful in challenging the validity of these patents, we could be precluded from marketing a 40 mg biweekly subcutaneous dosage for RA until the expiration of AbbVie’s dosing patents directed to this treatment regimen. On November 7, 2016, the PTAB denied institution of our petition for IPR of the ‘166 patent; however, we and others will be able to challenge this patent in further IPRs or in district court litigation. On December 2, 2016, we filed a request with the PTAB for rehearing of our ‘166 IPR petition and the PTAB declined our request on February 2, 2017. If the arguments we raise in any instituted IPR fail to persuade the USPTO, after trial, that the challenged patent claims are unpatentable, we will not be able to raise those same arguments in district court litigation. However, other biosimilar entities may be in a position to challenge the patents in IPRs or district court litigation, and we could still assert certain grounds of invalidity or unenforceability that are not subject to review in IPR proceedings. If the ‘166 patent is not invalidated and we are not successful in developing a formulation that does not infringe the ‘166 patent, or other potentially relevant patents of AbbVie, we may be precluded from marketing a biosimilar of adalimumab until the expiration of the ‘166 patent which we understand is August, 2022.

Third parties may submit applications for patent term extensions in the United States or other jurisdictions where similar extensions are available and/or Supplementary Protection Certificates in the E.U. states (including Switzerland) seeking to extend certain patent protection which, if approved, may interfere with or delay the launch of one or more of our biosimilar products.

The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Patent litigation and other proceedings may fail, and even if successful, may result in substantial costs and distract our management and other employees. The companies that originated the products for which we intend to introduce biosimilar versions, as well as other competitors (including other biosimilar companies) may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could impair our ability to compete in the marketplace.

So called “submarine” patents may be granted to our competitors that may significantly alter our launch timing expectations, reduce our projected market size, cause us to modify our product or process or block us from the market altogether.

The term “submarine” patent has been used in the pharmaceutical industry and in other industries to denote a patent issuing from an application that was not published, publically known or available prior to its grant. Submarine patents add substantial risk and uncertainty to our business. Submarine patents may issue to our competitors covering our biosimilar product candidates or our pipeline candidates and thereby cause significant market entry delay, defeat our ability to market our products or cause us to abandon development and/or commercialization of a molecule.

Examples of submarine patents include Brockhaus, et al., U.S. patents 8,063,182 and 8,163,522 (controlled by Amgen), which are directed to the fusion protein in Enbrel. If challenges to the scope, validity or enforceability of the Brockhaus patents are not initiated, or, if initiated, are not successful, these patents, unless licensed to us by Amgen, will preclude our ability to introduce an etanercept (Enbrel) biosimilar product candidate in the U.S. market until at least 2029.

The issuance of one or more submarine patents may harm our business by causing substantial delays in our ability to introduce a biosimilar candidate into the U.S. market.

We may not identify relevant patents or may incorrectly interpret the relevance, scope or expiration of a patent which might adversely affect our ability to develop and market our products.

We cannot guarantee that any of our patent searches or analyses, including but not limited to the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete and thorough, nor can we be certain that we have identified each and every patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our product candidates in any jurisdiction.

The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect, which may negatively impact our ability to market our products or pipeline molecules. We may incorrectly determine that our products are not covered by a third party patent.

Many patents may cover a marketed product, including but not limited to the composition of the product, methods of use, formulations, cell line constructs, vectors, growth media, production processes and purification processes. The identification of all patents and their expiration dates relevant to the production and sale of an originator product is extraordinarily complex and requires sophisticated legal knowledge in the relevant jurisdiction. It may be impossible to identify all patents in all jurisdictions relevant to a marketed product. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect which may negatively impact our ability to develop and market our products.

Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our products.

Although we are not currently involved in any federal district court patent litigation, we may be involved in lawsuits or IPR proceedings to protect or enforce our patents, which could be expensive, time consuming and unsuccessful.

We may discover that competitors are infringing our issued and pending patents. Expensive and time-consuming litigation may be required to abate such infringement. Although we are not currently involved in any litigation to enforce patents, if we or one of our collaboration partners, such as Daiichi Sankyo or Orox, were to initiate legal proceedings against a third party to enforce a patent covering one of our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including but not limited to lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could include an allegation that someone involved in the prosecution of the patent withheld relevant or material information related to the patentability of the invention from the USPTO or made a misleading statement during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Interference proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if we cannot obtain a license from the prevailing party on commercially reasonable terms. Third parties may request an IPR of our patents in the USPTO. An unfavorable decision may result in the revocation of our patent or a limitation to the scope of the claims of our patents. Our defense of litigation, interference or IPR proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development partnerships that would help us bring our product candidates to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during any litigation we initiate to enforce our patents. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common stock.

We may be subject to claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We employ individuals, retain independent contractors and consultants and members on our board of directors or scientific advisory board who were previously employed at universities or other pharmaceutical companies, including our competitors or potential competitors. For example, our Chief Executive Officer, Dennis M. Lanfear, and our Chief Technical Officer, Peter K. Watler, Ph.D., are former employees of Amgen. Our Chief Scientific Officer, Alan C. Herman, Ph.D., is a former employee of Amgen and Genentech. Mr. Lanfear and Drs. Watler and Herman were employed at Amgen during periods when Amgen’s operations included the development and commercialization of Neupogen, Neulasta and Enbrel. Our Chief Medical Officer, Barbara K. Finck, M.D., is a former employee of Immunex Corporation, or Immunex (the company that initially discovered the drug Enbrel and was later acquired by Amgen). Dr. Finck was involved in the clinical development of etanercept (Enbrel) while at Immunex and is a named inventor on at least four U.S. patents assigned to Amgen directed to the use of etanercept (Enbrel) for the treatment of psoriasis and psoriatic arthritis. Senior members of our commercial team who will be responsible for any launch of our Neulasta biosimilar formerly held positions at Amgen. Our board of directors and scientific advisory board include members that were former employees of Genentech, Amgen and Abbott Laboratories. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us and we are not currently subject to any claims that they have done so, we may in the future be subject to such claims. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

If we are unable to obtain and maintain effective patent rights for our product candidates or any future product candidates, we may not be able to prevent competitors from using technologies we consider important in our successful development and commercialization of our product candidates, resulting in loss of any potential competitive advantage our patents may have otherwise afforded us.

While our principal focus in matters relating to intellectual property is to avoid infringing the valid and enforceable rights of third parties, we also rely upon a combination of patents, trade secret protection and confidentiality agreements to protect our own intellectual property related to our product candidates and development programs. Our ability to enjoy any competitive advantages afforded by our own intellectual property depends in large part on our ability to obtain and maintain patents and other intellectual property protection in the United States and in other countries with respect to various proprietary elements of our product candidates, such as, for example, our product formulations and processes for manufacturing our products and our ability to maintain and control the confidentiality of our trade secrets and confidential information critical to our business.

We have sought to protect our proprietary position by filing patent applications in the United States and abroad related to our products that are important to our business. This process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. There is no guarantee that any patent application we file will result in an issued patent having claims that protect our products. Additionally, while the basic requirements for patentability are similar across jurisdictions, each jurisdiction has its own specific requirements for patentability. We cannot guarantee that we will obtain identical or similar patent protection covering our products in all jurisdictions where we file patent applications.

The patent positions of biopharmaceutical companies generally are highly uncertain and involve complex legal and factual questions for which legal principles remain unresolved. As a result, the patent applications that we own or license may fail to result in issued patents with claims that cover our product candidates in the United States or in other foreign countries for many reasons. There is no assurance that all potentially relevant prior art relating to our patents and patent applications has been found, considered or cited during patent prosecution, which can be used to invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our product candidates, third parties may challenge their validity, enforceability or scope, which may result in such patent claims being narrowed, found unenforceable or invalidated. Our patents and patent applications, even if they are unchallenged, may not adequately protect our intellectual property, provide exclusivity for our product candidates or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competitors from using the technologies claimed in any patents issued to us, which may have an adverse impact on our business.

In addition, recent changes to the patent laws of the United States provide additional procedures for third parties to challenge the validity of issued patents based on patent applications filed after March 15, 2013. If the breadth or strength of protection provided by the patents and patent applications we hold or pursue with respect to our current or future product candidates is challenged, then it could threaten our ability to prevent competitive products using our proprietary technology. Further, because patent applications in the United States and most other countries are confidential for a period of time, typically for 18 months after filing, we cannot be certain that we were the first to either (i) file any patent application related to our product candidates or (ii) invent any of the inventions claimed in our patents or patent applications. Furthermore, for applications filed before March 16, 2013 or patents issuing from such applications, an interference proceeding can be provoked by a third party or instituted by the USPTO to determine who was the first to invent any of the subject matter covered by the patent claims of our applications and patents. As of March 16, 2013, the United States transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications claiming the same invention are filed by different parties. A third party that files a patent application in the USPTO before we do, could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by the third party. The change to “first-to-file” from “first-to-invent” is one of the changes to the patent laws of the United States resulting from the Leahy-Smith America Invents Act, or the Leahy-Smith Act, signed into law on September 16, 2011. Among some of the other significant changes to the patent laws are changes that limit where a patentee may file a patent infringement suit and provide opportunities for third parties to challenge any issued patent in the USPTO. It is not yet clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Patents granted by the European Patent Office may be opposed by any person within nine months from the publication of their grant and, in addition, may be challenged before national courts at any time. If the breadth or strength of protection provided by the patents and patent applications we hold, license or pursue with respect to our product candidates is threatened, it could threaten our ability to prevent third parties from using the same technologies that we use in our product candidates.

We have issued patents and have filed patent applications, which are currently pending, covering various aspects of our product candidates. We cannot offer any assurances about which, if any, patents will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened or infringed by third parties. Any successful actions by third parties to challenge the validity or enforceability of any patents which may issue to us could deprive us of the ability to prevent others from using the technologies claimed in such issued patents. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced.

While our business is based primarily on the timing of our biosimilar product launches to occur after the expiration of relevant patents, we have filed a number of patents covering our own proprietary formulations and processes for our product candidates when we have believed securing such patents may afford a competitive advantage. For example, the companies that originated Enbrel and Humira (Amgen and AbbVie, respectively) own patents directed to formulations for these products. We have developed our own proprietary formulations for these products which we believe are not covered by valid, enforceable third party patents, including Amgen or AbbVie’s formulation patents, and we have filed patent applications covering our formulations, some of which have now issued in the U.S., namely U.S. patents 9,340,611; 9,340,612; 9,346,880; and 9,382,371, and others of which are currently pending in the U.S. and globally. We cannot guarantee that our proprietary formulations will avoid infringement of third party patents. Moreover, because competitors may be able to develop their own proprietary product formulations, it is uncertain whether any of our issued patents or pending patent applications directed to formulations of etanercept (Enbrel) and adalimumab (Humira) would cover the formulations of any competitors. As in the case of formulations, originators have also filed patents directed to methods for manufacturing their products. We have filed patent applications, currently pending, both in the U.S. and globally, directed to aspects of our manufacturing processes for CHS-0214 and CHS-1420. We believe the proprietary technologies embodied in our process-related patent filings may provide us with competitive advantage and are not covered by valid, enforceable intellectual property rights of third party patents, including AbbVie and Amgen. However, as in the case of our formulation patent filings, it is highly uncertain and we cannot predict whether our patent filings on process enhancements will afford us a competitive advantage against third parties, and we cannot guarantee that the methods we use to manufacture our products will avoid infringement of third party patents.

We do not consider it necessary for us or our competitors to obtain or maintain a proprietary patent position in order to engage in the business of biosimilar development and commercialization. Hence, while our ability to secure patent coverage on our own proprietary developments may improve our competitive position with respect to the product candidates we intend to commercialize, we do not view our own patent filings as a necessary or essential requirement for conducting our business nor do we rely on our own patent filings or the potential for any commercial advantage they may provide us as a basis for our success.

Obtaining and maintaining our patent protection depends on compliance with various procedural requirements, document submissions, fee payment and other requirements imposed by governmental patent agencies. Our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, defending and enforcing patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Further, licensing partners may choose not to file patent applications in certain jurisdictions in which we may obtain commercial rights, thereby precluding the possibility of later obtaining patent protection in these countries. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or importing products made using our inventions into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export infringing products to territories where we have patent protection, but the ability to enforce our patents is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Governments of foreign countries may force us to license our patents to third parties on terms that are not commercially reasonable or acceptable to us. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity. Therefore, obtaining and enforcing biopharmaceutical patents is costly, time consuming and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations.

In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on future actions by the United States Congress, the Federal Courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

If we are unable to maintain effective (non-patent) proprietary rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

While we have filed patent applications to protect certain aspects of our own proprietary formulation and process developments, we also rely on trade secret protection and confidentiality agreements to protect proprietary scientific, business and technical information and know-how that is not or may not be patentable or that we elect not to patent. However, confidential information and trade secrets can be difficult to protect. Moreover, the information embodied in our trade secrets and confidential information may be independently and legitimately developed or discovered by third parties without any improper use of or reference to information or trade secrets. We seek to protect the scientific, technical and business information supporting our operations, as well as the confidential information relating specifically to our product candidates by entering into confidentiality agreements with parties to whom we need to disclose our confidential information, for example, our employees, consultants, scientific advisors, board members, contractors, potential collaborators and investors. However, we cannot be certain that such agreements have been entered into with all relevant parties. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. Our confidential information and trade secrets thus may become known by our competitors in ways we cannot prove or remedy.

Although we expect all of our employees and consultants to assign their inventions to us, and all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology to enter into confidentiality agreements, we cannot provide any assurances that all such agreements have been duly executed. We cannot guarantee that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Misappropriation or unauthorized disclosure of our trade secrets could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret. We cannot guarantee that our employees, former employees or consultants will not file patent applications claiming our inventions. Because of the “first-to-file” laws in the United States, such unauthorized patent application filings may defeat our attempts to obtain patents on our own inventions.

We may be subject to claims challenging the inventorship of our patent filings and other intellectual property.

Although we are not currently aware of any claims challenging the inventorship of our patent applications or ownership of our intellectual property, we may in the future be subject to claims that former employees, collaborators or other third parties have an interest in our patent applications or patents we may be granted or other intellectual property as an inventor or co-inventor. For example, we may have inventorship or ownership disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of or right to use valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

If we fail to comply with our obligations in the agreements under which we license intellectual property and other rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We are a party to certain non-exclusive intellectual property license agreements with Genentech (pertaining to the production of monoclonal antibodies) and Selexis SA and other vendors (pertaining to cell lines for CHS-0214, CHS-1420 and CHS-5217) that are important to our business, and we expect to enter into additional license agreements in the future. Our existing license agreements impose, and we expect that future license agreements will impose, various diligence, milestone payment, royalty and other obligations on us. If we fail to comply with our obligations under these agreements or we are subject to a bankruptcy, we may be required to make certain payments to the licensor, we may lose the exclusivity of our license or the licensor may have the right to terminate the license, in which event we would not be able to develop or market products covered by the license. Additionally, the milestone and other payments associated with these licenses will make it less profitable for us to develop our product candidates.

In the event we breach any of our obligations related to such agreements, we may incur significant liability to our licensing partners. Disputes may arise regarding intellectual property subject to a licensing agreement, including but not limited to:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	the sublicensing of patents and other rights;

•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our collaborators; and

•	the priority of invention of patented technology.

If disputes over intellectual property and other rights that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates and that could have a material adverse effect on our business.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

We currently have rights to certain intellectual property, through licenses from third parties and under patent applications that we own, to develop CHS-0214 and CHS-1420. Because we may find that our programs require the use of proprietary rights held by third parties, the growth of our business may depend in part on our ability to acquire, in-license or use these proprietary rights. We may be unable to acquire or in-license compositions, methods of use, processes or other third party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, financial resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment.

If we are unable to successfully obtain required third party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of that program and our business and financial condition could suffer.

Our ability to market our products in the United States may be significantly delayed or prevented by the BPCIA patent dispute resolution mechanism.

The Biologics Price Competition and Innovation Act of 2009, Title VII, Subtitle A of the Patent Protection and Affordable Care Act, Pub.L.No.111-148, 124 Stat.119, Sections 7001-02 signed into law March 23, 2010, and codified in 42 U.S.C. §262, or the BPCIA, created an elaborate and complex patent dispute resolution mechanism for biosimilars that, if we choose to implement it, could prevent us from launching our product candidates in the United States or could substantially delay such launches. However, even if we elect not to implement this mechanism, the launch of our products in the United States could still be prevented or substantially delayed by intellectual property disputes with originator companies that market the reference products on which our biosimilar products are based.

The BPCIA establishes a patent disclosure and briefing process between the biosimilar applicant and the originator that is demanding and time-sensitive. While certain aspects of this process are still being tested in the federal courts, the Federal Circuit, as discussed further below, recently ruled that this process is not mandatory, such that a biosimilar applicant may elect to engage in this process, but is not required to do so. The following is an overview of the patent exchange and patent briefing procedures established by the BPCIA for biosimilar applicants that elect to employ them:

1.	Disclosure of the Biosimilar Application. Within 20 days after the FDA publishes a notice that its application has been accepted for review, a 351(k) biosimilar applicant may elect to provide a copy of its application to the originator if it chooses to engage in the BPCIA patent exchange mechanism.

2.	Identification of Pertinent Patents. Within 60 days of the date of receipt of the application the originator must identify patents owned or controlled by the originator which it believes could be asserted against the biosimilar applicant.

3.	Statement by the Biosimilar Applicant. Following the receipt of the originator’s patent list, the biosimilar applicant must state either that it will not market its product until the relevant patents have expired or alternatively provide its arguments that the patents are invalid, unenforceable or would not be infringed by the proposed biosimilar product candidate. The biosimilar applicant may also provide the originator with a list of patents it believes the brand-name firm could assert against the reference product.

4.	Statement by the Originator. In the event the biosimilar applicant has asserted that the patents are invalid, unenforceable or would not be infringed by the proposed follow-on product, the originator must provide the biosimilar applicant with a response within 60 days. The response must provide the legal and factual basis of the opinion that such patent will be infringed by the commercial marketing of the proposed biosimilar.

5.	Patent Resolution Negotiations. If the originator provides its detailed views that the proposed biosimilar would infringe valid and enforceable patents, then the parties are required to engage in good faith negotiations to identify which of the discussed patents will be the subject of a patent infringement action. If the parties agree on the patents to be litigated, the brand-name firm must bring an action for patent infringement within 30 days.

6.	Simultaneous Exchange of Patents. If those negotiations do not result in an agreement within 15 days, then the biosimilar applicant must notify the originator of how many patents (but not the identity of those patents) that it wishes to litigate. Within five days, the parties are then required to exchange lists identifying the patents to be litigated. The number of patents identified by the originator may not exceed the number provided by the biosimilar applicant. However, if the biosimilar applicant previously indicated that no patents should be litigated, then the originator may identify one patent.

7.	Commencement of Patent Litigation. The originator must then commence patent infringement litigation within 30 days. That litigation will involve all of the patents on the originator’s list and all of the patents on the follow-on applicant’s list. The follow-on applicant must then notify the FDA of the litigation. The FDA must then publish a notice of the litigation in the Federal Register.

8.	Notice of Commercial Marketing. The BPCIA requires the biosimilar applicant to provide notice to the originator 180 days in advance of its first commercial marketing of its proposed follow-on biologic. The originator is allowed to seek a preliminary injunction blocking such marketing based upon any patents that either party had preliminarily identified, but were not subject to the initial phase of patent litigation. The litigants are required to “reasonably cooperate to expedite such further discovery as is needed” with respect to the preliminary injunction motion. The federal courts have not yet settled the issue as to when, or under what circumstances, the biosimilar applicant must provide the 180 notice of commercial marketing provided in the BPCIA.

On July 21, 2015 the Federal Circuit court in litigation between Amgen and Sandoz ruled that the BPCIA patent exchange process is optional and that applicants that choose not to engage in it must comply with the BPCIA’s requirement to provide the originator180 days prior notice of commercial marketing. The court also ruled that such notice is not effective unless given after FDA licensure. Thus, biosimilar applicants that opt out of the BPCIA patent exchange process must wait at least 180 days after licensure to launch their biosimilar products. On February 16, 2016 Sandoz filed a petition for writ of certiorari to the Supreme Court, asking the Court to reverse the Federal Circuit court’s decision that the BPCIA 180-day pre-marketing notification can only be given after FDA has approved the biosimilar product. On January 13, 2017, the Supreme Court decided to review the Federal Court ruling in Amgen v. Sandoz as it pertains to (i) issues regarding whether the so-called “patent dance” is optional or mandatory; and (ii) issues regarding the 180-day pre-marketing notification, including whether the notice may be given prior to licensure of the biosimilar product.

On December 9, 2015, in litigation between Amgen and Apotex (Amgen v. Apotex, relating to Apotex’s biosimilar for Neulasta (pegfilgrastim)), the Florida District court ruled that although Apotex had engaged in the BPCIA patent exchange process voluntarily, it was nonetheless required to provide 180 days prior notice of commercial marketing to Amgen, and that it could only provide such notice upon regulatory approval. Apotex appealed this decision to the Federal Circuit. In July 2016, the Federal Circuit affirmed the Florida District Court decision and if such decision is not overturned by the Supreme Court, all 351(k) biosimilar applicants will be required to refrain from launching an approved biosimilar product for 180 days following 351(k) regulatory approval, without regard to whether such applicants elected to participate in the BPCIA patent exchange process. On December 12, 2016, the Supreme Court declined to hear Amgen v. Apotex, however, on January 13, 2017, the Supreme Court granted Apotex leave to file an amicus brief in the Supreme Court’s review of the Amgen v. Sandoz decision.

A significant legal risk for a biosimilar applicant that pursues regulatory approval under the 351(k) regulatory approval route, and also elects to engage in the above-described BPCIA patent exchange mechanism, is that the process could result in the initiation of patent infringement litigation prior to FDA approval of a 351(k) application, and such litigation could result in blocking the market entry of the biosimilar product. However, even if biosimilar applicants opt out of the BPCIA patent exchange process, originators will still have the right to assert patent infringement as a basis to enjoin a biosimilar product launch. Thus, whether or not we engage in the BPCIA patent exchange process, there is risk that patent infringement litigation initiated by originators could prevent us indefinitely from launching our biosimilar products.

The legal and strategic considerations weighing for or against a decision to voluntarily engage in the BPCIA patent exchange process are complex and will differ on a product-by-product basis. If we decide to engage in the BPCIA patent exchange process, preparing for and conducting the patent exchange, briefing and negotiation process outlined above will require extraordinarily sophisticated legal counseling and extensive planning, all under extremely tight deadlines. Moreover, it may be difficult for us to secure or retain such legal support if large, well-funded originators have already entered into engagements with highly qualified law firms or if the most highly qualified law firms choose not to represent biosimilar applicants due to their long standing relationships with originators.

Furthermore, we could be at a serious disadvantage in this process, as an originator company such as Amgen (in the case of CHS-1420 or CHS-0214) or AbbVie (in the case of CHS-1420) may be able to apply substantially greater legal and financial resources to this process than we could.

If we file a 351(k) regulatory approval application for one or more of our products, we may consider it necessary or advisable to adopt the strategy of selecting one or more patents of the originator to litigate in the above described BPCIA process (for example in steps 3 and 7, of the process, as outlined above), either to assert our non-infringement of such patents or to challenge their validity, or both; but we may ultimately not be successful in that strategy and could be prevented, indefinitely, from marketing the product in the United States.

Under the complex, and uncertain rules of the BPCIA patent provisions, coupled with the inherent uncertainty surrounding the legal interpretation of any originator patents that might be asserted against us in this new process, we see substantial risk that the BPCIA process may significantly delay or defeat our ability to market our products in the United States.

Risks related to our business operations

We may not be successful in our efforts to identify, develop or commercialize additional product candidates.

Although a substantial amount of our effort will focus on the continued clinical testing, potential approval and commercialization of our existing product candidates, the success of our business also depends upon our ability to identify, develop and commercialize additional product candidates. Research programs to identify new product candidates require substantial technical, financial and human resources. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful. Our development efforts may fail to yield additional product candidates suitable for clinical development and commercialization for a number of reasons, including but not limited to the following:

•	we may not be successful in identifying potential product candidates that pass our strict screening criteria;

•	we may not be able to overcome technological hurdles to development or a product candidate may not be capable of producing commercial quantities at an acceptable cost or at all;

•	we may not be able to assemble sufficient resources to acquire or discover additional product candidates;

•	our product candidates may not succeed in nonclinical or clinical testing;

•	our potential product candidates may fail to show sufficient biosimilarity to originator molecules; and

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competitors may develop alternatives that render our product candidates obsolete or less attractive or the market for a product candidate may change such that a product candidate may not justify further development.

If any of these events occur, we may be forced to abandon our development efforts for a program or programs or we may not be able to identify, develop or commercialize additional product candidates, which would have a material adverse effect on our business and could potentially cause us to cease operations.

We incur significant increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives. We may fail to comply with the rules that apply to public companies, including Section 404 of the Sarbanes-Oxley Act of 2002, which could result in sanctions or other penalties that would harm our business.

We incur significant legal, accounting and other expenses as a public company, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and regulations regarding corporate governance practices. The listing requirements of The NASDAQ Global Market require that we satisfy certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest and a code of conduct. Our management and other personnel must devote a substantial amount of time to ensure that we maintain compliance with all of these requirements. Moreover, the reporting requirements, rules and regulations will increase our legal and financial compliance costs and make some activities more time consuming and costly. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, may also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

We are subject to Section 404 of The Sarbanes-Oxley Act of 2002, or Section 404, and the related rules of the Securities and Exchange Commission, or SEC, which generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Under the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we previously took advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or, if prior to such date, we opt to no longer take advantage of the applicable exemption. Based on our non-affiliated market capitalization as of June 30, 2015, we ceased to be an emerging growth company under the JOBS Act on January 1, 2016 and therefore are now required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting.

Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may also lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage.

We have experienced a material weakness in our internal controls over financial reporting.

In connection with the audit of our financial statements from inception through December 31, 2013, we identified a material weakness in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness related to a deficiency in the design and operating effectiveness of our internal control related to the valuation of complex securities.

We implemented changes to our disclosure controls and procedures and internal control over financial reporting to remediate the material weakness identified above. We strengthened the operation of our internal controls over the accounting for non-routine, complex equity transactions, including increasing the depth and experience within our accounting and finance organization, as well as designing and implementing improved processes and internal controls to identify such matters. We have hired additional personnel to build our financial management and reporting infrastructure, including the hiring of our Chief Financial Officer and Vice President of Finance, in the third and fourth quarter of 2014, respectively.

Although we have taken steps that we believe have addressed the underlying causes of the material weakness described above and there were no material weaknesses identified in connection with the reviews of our financial statements for the first, second and third quarters of 2015 and in connection with the audit of our financial statements for 2015, other material weaknesses or deficiencies in our control environment may be identified in the future and we may be unable to accurately report our financial results, or report them within the time frames required by law or exchange regulations.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or together, the PPACA, was passed, which substantially changes the way health care is financed by both governmental and private insurers and significantly impacts the U.S. pharmaceutical industry. The PPACA, among other things, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, adds a provision to increase the Medicaid rebate for line extensions or reformulated drugs, establishes annual fees and taxes on manufacturers of certain branded prescription drugs and promotes a new Medicare Part D coverage gap discount program. Since its enactment, there have been judicial and Congressional challenges to certain aspects of the PPACA, and we expect there will be additional challenges and amendments to the PPACA in the future, particularly in light of the new presidential administration and U.S. Congress. In addition, Congress could consider subsequent legislation to replace repealed elements of the PPACA. Further, on January 20, 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the PPACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the PPACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. At this time, the full effect that the PPACA, the Executive Order and any subsequent legislation would have on our business remains unclear.

In addition, other legislative changes have been proposed and adopted in the United States since the PPACA was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year, which went into effect on April 1, 2013 and will stay in effect through 2024 unless additional Congressional action is taken. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 which, among other things, further reduced Medicare payments to certain providers, including physicians, hospitals and cancer treatment centers. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures, such as a single reimbursement code for biosimilar products.

We may be subject, directly or indirectly, to federal and state healthcare laws, including fraud and abuse, false claims, physician payment transparency and health information privacy and security laws. If we are unable to comply or have not fully complied with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly or indirectly through our customers subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in cash or in kind, to induce or in return for the purchase, recommendation, order or furnishing of an item or service reimbursable, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs;

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federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting or causing to be presented claims for payment from Medicare, Medicaid or other third-party payors that are false or fraudulent and which may apply to entities that provide coding and billing advice to customers;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;

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the federal physician “sunshine” requirements under the PPACA, which requires certain manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services information related to payments and other transfers of value made by such manufacturers to physicians and teaching hospitals and ownership and investment interests held by physicians and their immediate family members and applicable group purchasing organizations; and

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state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the PPACA, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. Moreover, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

The international aspects of our business expose us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.

We currently have limited international operations of our own and have a number of international collaborations. Doing business internationally involves a number of risks, including but not limited to:

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multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

•	failure by us or our collaboration partners to obtain and maintain regulatory approvals for the use of our products in various countries;

•	additional potentially relevant third-party patent rights;

•	complexities and difficulties in obtaining protection and enforcing our intellectual property;

•	difficulties in staffing and managing foreign operations by us or our collaboration partners;

•	complexities associated with managing multiple payor reimbursement regimes, government payors or patient self-pay systems by our collaboration partners;

•	limits in our or our collaboration partners’ ability to penetrate international markets;

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financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations;

•	natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions;

•	certain expenses including, among others, expenses for travel, translation and insurance; and

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regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act its books and records provisions or its anti-bribery provisions.

Sanctions against Russia, and Russia’s response to those sanctions, could materially adversely affect our business, financial condition and results of operations.

Due to Russia’s military intervention in Ukraine, the United States and the E.U. have imposed sanctions on certain individuals and one financial institution in Russia and have proposed the use of broader economic sanctions. In response, Russia has imposed entry bans on certain U.S. lawmakers and officials. Our wholly owned subsidiary, InteKrin Therapeutics, Inc., or InteKrin, which we acquired in February 2014 is majority owner of a Russian pharmaceutical development entity, ZAO InteKrin, which holds $21,000 of cash in Russian banks as of September 30, 2016. This Russian subsidiary of InteKrin conducts research and development activities for a product we acquired as part of our acquisition of InteKrin. The product is a small molecule peroxisome proliferator-activated receptor, or PPAR, gamma modulator that may hold promise in treatment of multiple sclerosis, or MS. While not a biosimilar, this PPAR gamma modulator compound may be complementary to biosimilar products for treatment of MS that we are currently evaluating for inclusion in our pipeline. If the United States and the E.U. were to impose sanctions on Russian businesses, or if Russia were to take retaliatory action against U.S. companies operating in Russia, our research and development activities related to the InteKrin PPAR gamma modulator product could be materially adversely affected.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the controlled storage, use and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and our manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts and business operations, environmental damage resulting in costly cleanup and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by us and our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. We do not currently carry biological or hazardous waste insurance coverage.

We or the third parties upon whom we depend may be adversely affected by earthquakes or other natural disasters and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Our corporate headquarters and laboratory are located in the San Francisco Bay Area and in Southern California (Camarillo), respectively, and one of our collaboration partners, Daiichi Sankyo, is located in Japan. These locations have in the past experienced severe earthquakes and other natural disasters. We do not carry earthquake insurance. Earthquakes or other natural disasters could severely disrupt our operations or those of our collaboration partners and have a material adverse effect on our business, results of operations, financial condition and prospects. If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure (such as the manufacturing facilities of our third-party contract manufacturers) or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. The disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business.

Risks related to ownership of our common stock and this offering

The market price of our common stock may be highly volatile, and purchasers of our common stock could incur substantial losses.

The market price of our common stock has been highly volatile since our IPO and the intraday sales price per share has ranged from $12.04 to $38.10 per share during the period from November 6, 2014 through February 6, 2017 and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include those discussed in the “Risk factors” section of this prospectus supplement and others such as:

•	adverse results or delays in preclinical or clinical studies;

•	any inability to obtain additional funding;

•

any delay in filing an IND, NDA, BLA or other regulatory submission for any of our product candidates and any adverse development or perceived adverse development with respect to the applicable regulatory agency’s review of that IND, NDA, BLA or other regulatory submission;

•	the perception of limited market sizes or pricing for our product candidates;

•	failure to successfully develop and commercialize our product candidates;

•	post-marketing safety issues relating to our product candidates or biosimilars generally;

•	failure to maintain our existing strategic collaborations or enter into new collaborations;

•	failure by us or our licensors and strategic collaboration partners to prosecute, maintain or enforce our intellectual property rights;

•	changes in laws or regulations applicable to our products;

•	any inability to obtain adequate product supply for our product candidates or the inability to do so at acceptable prices;

•	adverse regulatory decisions;

•	introduction of new products, services or technologies by our competitors;

•	failure to meet or exceed financial projections we may provide to the public;

•	failure to meet or exceed the financial projections of the investment community;

•	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us, our strategic collaboration partners or our competitors;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	additions or departures of key scientific or management personnel;

•	lawsuits, including stockholder litigation and litigation filed by us or filed against us pertaining to patent infringement or other violations of intellectual property rights;

•	the outcomes of any citizens petitions filed by parties seeking to restrict or limit the approval of biosimilar products;

•	if securities or industry analysts do not publish research or reports about our business or if they issue an adverse or misleading opinion regarding our stock;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions;

•	sales of our common stock by us or our stockholders in the future;

•	trading volume of our common stock;

•	issuance of patents to third parties that could prevent our ability to commercialize our product candidates;

•	reductions in the prices of originator products that could reduce the overall market opportunity for our product candidates intended as biosimilars to such originator products;

•	the loss of one or more employees constituting our leadership team; and

•	changes in biosimilar regulatory requirements that could make it more difficult for us to develop our product candidates.

In addition, biopharmaceutical companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of September 30, 2016 our executive officers, directors, five percent stockholders and their affiliates beneficially owned approximately 58.0% of our voting stock (assuming no exercise of outstanding options or conversion of our outstanding convertible notes). These stockholders have the ability to influence us through their ownership positions, which may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may believe are in your best interest as one of our stockholders.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If our existing stockholders sell or indicate an intention to sell substantial amounts of our common stock in the public market after the lock-up and other legal restrictions on resale lapse, the market price of our common stock could decline. As of September 30, 2016, there were 43,626,695 shares of common stock outstanding. Of these shares, the shares of our common stock sold in our IPO and our follow-on offerings and pursuant to our at-the-market equity offering program are currently freely tradable, without restriction (except as otherwise applicable), in the public market.

In addition, as of September 30, 2016, approximately 11.9 million shares of common stock that are either subject to outstanding options or reserved for future issuance under our equity incentive plans were eligible or may become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act. If these additional shares of common stock are sold or if it is perceived that they will be sold in the public market, the market price of our common stock could decline.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans and convertible notes, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We will need additional capital in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Pursuant to our 2014 Equity Incentive Award Plan, or the 2014 Plan, our management is authorized to grant stock options and other equity-based awards to our employees, directors and consultants. Under the 2014 Plan, the number of shares of our common stock initially reserved for issuance is 2,300,000 plus the number of shares remaining available for future awards under the 2010 Plan. The number of shares available for future grant under the 2014 Plan will be increased by (i) the number of shares pursuant to outstanding awards under the 2010 Plan that are forfeited or lapse unexercised and which following the effective date are not issued under the 2010 Plan and (ii) an annual increase on the first day of each fiscal year beginning in 2015 and ending in 2024, equal to 4% of the shares of stock outstanding as of the last day of the preceding fiscal year, or such smaller number of shares as determined by our board of directors. Pursuant to our 2014 Employee Stock Purchase Plan, or 2014 ESPP, eligible employees are able to acquire shares of our common stock at a discount to the prevailing market price, and an aggregate of 320,000 shares are initially available for issuance under the 2014 ESPP. The number of shares available for issuance under the 2014 ESPP will automatically increase on the first day of each fiscal year beginning in 2015 and ending in 2024, equal to 1% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year or such smaller number of shares as determined by our board of directors. If our board of directors elects to increase the number of shares available for future grant under the 2014 Plan or the 2014 ESPP, our stockholders may experience additional dilution, which could cause our stock price to fall. Pursuant to our 2016 Employment Commencement Incentive Plan, or the 2016 Plan, our management is authorized to grant stock options and other equity-based awards to our new employees. The 2016 Plan is designed to comply with the inducement exemption contained in Nasdaq’s Rule 5635(c)(4), which provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, performance awards, dividend equivalents, deferred stock awards, deferred stock units, stock payment and stock appreciation rights to a person not previously an employee or director, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with us. We reserved for future issuance under the 2016 Plan a total of 1,000,000 share of common stock for new employees. The 2016 Plan does not provide for any annual increases in the number of shares available.

In February 2016, we issued and sold $100.0 million aggregate principal amount of our 8.2% senior convertible notes due March 2022. The holders may convert their convertible notes at their option at any time prior to the close of business on the business day immediately preceding March 31, 2022. Upon conversion of the convertible notes by a holder, the holder will receive shares of our common stock, together, if applicable, with cash in lieu of any fractional share. The initial conversion rate is 44.7387 shares of common stock per $1,000 principal amount of convertible notes, which is equivalent to an initial conversion price of approximately $22.35 per share, and is subject to adjustment in certain events.

In October 2016, we entered into a Sales Agreement with Cowen under which we may offer and sell our common stock, having aggregate gross sale proceeds of up to $100.0 million, from time to time through an at-the-market equity offering program.

We will have broad discretion in the use of the net proceeds to us from this offering and we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds to us from this offering in investment-grade, interest-bearing securities. These investments may not yield favorable return to our stockholders.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history and do not expect to become profitable in the near future, and we may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income or taxes may be limited. We have experienced ownership changes in the past and may experience ownership changes in the future as a result of shifts in our stock ownership (some of which shifts are outside our control). As a result, if we earn net taxable income, our ability to use our pre-change NOLs to offset such taxable income will be subject to limitations. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. As a result, even if we attain profitability, we may be unable to use a material portion of our NOLs and other tax attributes, which could adversely affect our future cash flows.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders or remove our current management.

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that may have the effect of delaying or preventing a change in control of us or changes in our management. Our amended and restated certificate of incorporation and bylaws include provisions that:

•

authorize “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

•	create a classified board of directors whose members serve staggered three-year terms;

•	specify that special meetings of our stockholders can be called only by our corporate secretary pursuant to a resolution adopted by a majority of our board of directors;

•	prohibit stockholder action by written consent;

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors;

•	provide that our directors may be removed only for cause or without cause by the holders of 66 2/3% of the voting power of all then outstanding shares of voting stock;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	specify that no stockholder is permitted to cumulate votes at any election of directors;

•	expressly authorize our board of directors to modify, alter or repeal our amended and restated bylaws; and

•

require holders of 66 2/3% of the voting power of all then outstanding shares of voting stock to amend specified provisions of our amended and restated certificate of incorporation except for the provision making it possible for our board of directors to issue “blank check” preferred stock, and amended and restated bylaws.

These provisions, alone or together, could delay, deter or prevent hostile takeovers and changes in control or changes in our management.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us.

Any provision of our amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

Special note regarding forward-looking statements

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,”, “potential,” “seek,” “should,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•

the timing and the success of the design of the clinical trials and planned clinical trials of CHS-0214 (our etanercept (Enbrel®) biosimilar candidate); and CHS-1420 (our adalimumab (Humira®) biosimilar candidate);

•	whether the results of our trials will be sufficient to support domestic or global regulatory approvals for CHS-1701 (our pegfilgrastim (Neulasta®) biosimilar candidate), CHS-0214 and CHS-1420;

•	whether additional trials will be required to support domestic or global regulatory approvals for CHS-1701, CHS-0214 and CHS-1420;

•	our ability to obtain and maintain regulatory approval of CHS-1701, CHS-0214 and CHS-1420 or our future product candidates;

•	our ability to build the sales and marketing infrastructure for CHS-1701;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;

•	our expectation that our capital resources will be sufficient to fund our operations for at least the next 12 months;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	the implementation of strategic plans for our business and product plans;

•	the initiation, timing, progress and results of future preclinical and clinical studies and our research and development programs;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

•	our expectations regarding the scope or enforceability of third party intellectual property rights, or the applicability of such rights to our product candidates;

•	our reliance on third-party contract manufacturers to supply our product candidates for us;

•	our reliance on third-party contract research organizations to conduct clinical trials of our product candidates;

•	the benefits of the use of CHS-1701, CHS-0214 and CHS-1420;

•	the rate and degree of market acceptance of CHS-1701, CHS-0214 and CHS-1420 or any future product candidates;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•	our ability to manufacture CHS-1701, CHS-0214 and CHS-1420 in conformity with regulatory requirements and to scale up manufacturing capacity of these products for commercial supply;

•

our ability to compete with companies currently producing the reference products, including Neulasta, Enbrel and Humira and other products in our pipeline that are in preclinical stages of development;

•	our financial performance; and

•	developments and projections relating to our competitors and our industry.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement and in the documents that are incorporated by reference herein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk factors” and elsewhere in this prospectus supplement and in the documents that are incorporated by reference herein. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission, or SEC, after the date of this prospectus supplement. See “Where you can find more information.”

Market, industry and other data

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates, the incidence of certain medical conditions and the perceptions and preferences of customers regarding certain therapies, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data are derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph are derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

Use of proceeds

We estimate that the net proceeds from the sale of $125,000,000 of common stock in this offering will be approximately $     million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their over-allotment option to purchase $18,750,000 of additional shares of common stock, we estimate that the net proceeds will be approximately $     million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use substantially all of the net proceeds from this offering as follows:

•	building the sales and marketing infrastructure for CHS-1701;
•	inventory build, manufacturing and related activities to support the potential launch of CHS-1701;
•	ongoing manufacturing and clinical trial activities for CHS-0214 and CHS-1420; and
•	any remaining proceeds for working capital and other general corporate purposes.

Our management will have broad discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including the timing and success of preclinical studies and any ongoing clinical studies or clinical studies we may commence in the future, the timing of regulatory submissions, any unforeseen delays or problems in the development of our manufacturing capabilities and supply chain, the timing and amount of our future efforts to secure additional financing, our future revenue, our future expenses as well as any collaborations or licensing that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

Pending the use of the proceeds from this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

Price range of common stock

The following table sets forth on a per share basis, for the periods indicated, the low and high sale prices of our common stock as reported by The NASDAQ Global Market.

	High	Low

Year ended December 31, 2015
First quarter	$33.30	$15.50
Second quarter	$29.70	$20.02
Third quarter	$38.10	$19.32
Fourth quarter	$31.84	$16.96

Year ended December 31, 2016
First quarter	$22.57	$12.04
Second quarter	$24.90	$14.00
Third quarter	$31.98	$16.11
Fourth quarter	$31.48	$22.92

Year ended December 31, 2017
First quarter (through February 6, 2017)	$29.59	$24.90

On February 6, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $26.95 per share. As of January 31, 2017, there were approximately 44 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Dividend policy

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors. In February 2016, we issued senior convertible notes that preclude us, directly or indirectly, from declaring dividends so long as any of the notes are outstanding.

Capitalization

The following table sets forth our cash and cash equivalents, and capitalization as of September 30, 2016:

•	on an actual basis;

•

on an as adjusted basis to give effect to the issuance and sale by us of          shares of our common stock in this offering based on the public offering price of $             per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information together with our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read this section of the prospectus supplement entitled “Where you can find more information.”

	September 30, 2016
(in thousands, except share and per share data)	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$159,677	$

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—		—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 43,626,695 shares issued and outstanding, actual; 300,000,000 shares authorized, shares issued and outstanding, as adjusted	4
Additional paid-in capital	494,831
Accumulated other comprehensive loss	(562)
Accumulated deficit	(461,401)

Total Coherus stockholders’ equity	32,872

Non-controlling interest	(1,150)
Total stockholders’ equity	31,722

Total capitalization	$31,722	$

The outstanding share information in the table above is based on 43,626,695 shares of common stock outstanding as of September 30, 2016 and excludes the following:

•

10,020,561 shares of common stock issuable upon the exercise of outstanding stock options under our 2010 Equity Incentive Plan, as amended, our 2014 Equity Incentive Award Plan, and our 2016 Employment Commencement Incentive Plan, having a weighted-average exercise price of $15.11 per share;

•

835,545 shares of common stock reserved for issuance pursuant to future awards under our 2014 Equity Incentive Award Plan, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan, and our 2016 Employment Commencement Incentive Plan;

•

1,042,634 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan; and

•

4,473,871 shares of common stock issuable upon the conversion of our senior convertible notes. The senior convertible notes are convertible at the option of the holder at any time prior to the close of business on the business day immediately preceding March 31, 2022 at the initial conversion rate of 44.7387 shares of common stock per $1,000 principal amount of senior convertible notes, which is equivalent to an initial conversion price of approximately $22.35 per share, and is subject to adjustment in certain events.

Unless otherwise indicated, the number of shares of our common stock described above assumes no exercise of the underwriters’ over-allotment option to purchase additional shares.

Material U.S. federal income tax consequences to Non-U.S. holders

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS

ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section of this prospectus supplement entitled “Dividend policy,” we do not anticipate paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or other taxable disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest, or a USRPI, by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information reporting and backup withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and, beginning on January 1, 2019, will apply to payments of gross proceeds from the sale or other disposition of such stock.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Cowen and Company, LLC
BMO Capital Markets Corp.

Total

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $        per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an over-allotment option to buy up to $18,750,000 of additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option to purchase additional shares. If any shares are purchased with this over-allotment option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $        per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Without over-allotment option to purchase additional shares exercise	With full over-allotment option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $400,000. We have agreed to reimburse the underwriters for expenses of $20,000 relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Inc. for a period of 90 days after the date of this prospectus supplement, other than (a) the shares of our common stock to be sold hereunder, (b) any shares of our common stock issued upon the exercise of options granted under our existing plans, (c) any options and other awards granted under our existing stock-based compensation plans, (d) the filing of any Form S-8 relating to shares of our common stock granted pursuant to or reserved for issuance under our existing plans, (e) the issuance of shares of our common stock in connection with the acquisition by us or any of our subsidiaries of the securities, business, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by us or any of our subsidiaries in connection with such acquisition or (f) the issuance of shares of our common stock in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (e) and (f), the aggregate number of shares of our outstanding common stock or other securities (including securities convertible into or exchangeable or exercisable for outstanding common stock or other securities) issued in all such acquisitions and transactions, on an as-converted, as-exchanged and as-exercised basis, does not exceed 5% of our common stock outstanding following this offering.

(i) For a period of 90 days after the date of this prospectus supplement for our directors and our executive officers, holding an aggregate of 2,089,151 shares, or 4.79% of our outstanding shares of common stock as of September 30, 2016, and (ii) for a period of 60 days after the date of this prospectus supplement for certain stockholders that are affiliated with our directors, holding an aggregate of 5,598,086 shares, or 12.83% of our outstanding shares of common stock as of September 30, 2016, the underwriters have entered into lock-up agreements (“Lock-Up Agreements”) with our directors, executive officers and stockholders affiliated with certain of our directors prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, may not, without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers and stockholders in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC, and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. These agreements will not restrict:

•

a certain stockholder affiliated with one of our directors from transferring or distributing shares to any of its partners on or after the fifteenth day after the date of the underwriting agreement, provided that to the extent such transfer or distribution exceeds 200,000 shares in the aggregate, any such transferee or distributee shall enter into a lock-up agreement in the form of the Lock-Up Agreements;

•

our directors and our executive officers and certain stockholders that are affiliated with our directors from transferring any shares pursuant to a 10b5-1 trading plan established prior to the date of this prospectus supplement, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such director, executive officer or stockholder or us regarding any such transfer, such announcement or filing shall include a statement to the effect that any transfer was effected pursuant to such plan;

•

our directors and our executive officers and certain stockholders that are affiliated with our directors from entering into 10b5-1 trading plans after the date of this prospectus supplement, provided that (1) such plan does not provide for any transfers of our common stock during the restricted period and (2) no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily during the restricted period; or

•

our directors and our executive officers and certain stockholders that are affiliated with our directors from transferring or distributing shares acquired in this offering or in the open market after this offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily during the restricted period.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on The NASDAQ Global Market under the symbol “CHRS”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

Certain of the underwriters and their affiliates have engaged in and may provide to us and our affiliates from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of our debt or equity securities or loans, and effect transactions for their own account or the account of customers and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Cowen and Company, LLC is acting as our agent in connection with our at-the-market equity offering program.

Selling restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person pursuant to

Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Legal matters

The validity of the issuance of our common stock offered in this prospectus supplement will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Davis Polk & Wardwell LLP, Menlo Park, California, is acting as counsel for the underwriters in connection with this offering. Latham & Watkins LLP and certain attorneys and investment funds affiliated with the firm collectively own an aggregate of 2,638 shares of common stock.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016.

•

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 9, 2016, for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016 and for the quarter ended September 30, 2016, filed with the SEC on November 9, 2016.

•

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2016, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015.

•

Our Current Reports on Form 8-K filed with the SEC on January 11, 2016, February 1, 2016, February 29, 2016, May 9, 2016, May 18, 2016, May 25, 2016, May 26, 2016 (as amended by the Current Report on Form 8-K/A filed with the SEC on June 3, 2016), June 3, 2016, June 14, 2016, June 28, 2016, July 11, 2016, August 9, 2016, September 26, 2016, September 27, 2016, October 6, 2016, October 7, 2016, October 28, 2016, November 7, 2016, November 30, 2016 and January 31, 2017.

•

The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on November 3, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Coherus BioSciences, Inc.

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(650) 649-3530

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell up to $400,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholder may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Market under the symbol “CHRS.” On January 21, 2016, the last reported sale price of our common stock on the Nasdaq Global Market was $14.03 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $400,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholder, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Coherus,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Coherus BioSciences, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

Coherus BioSciences® and our logo are some of our trademarks used in this prospectus. This prospectus and the documents incorporated by reference herein also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.coherus.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 23, 2015.

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 11, 2015, as amended by Amendment No. 1 on Form 10-Q/A filed with the SEC on June 29, 2015, for the quarter ended June 30, 2015, filed with the SEC on August 10, 2015 and for the quarter ended September 30, 2015, filed with the SEC on November 10, 2015.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2015.

•	Our Current Reports on Form 8-K filed with the SEC on March 11, 2015, March 19, 2015, March 23, 2015, April 14, 2015, April 15, 2015, April 17, 2015, May 11, 2015, May 27, 2015, June 12, 2015, July 8, 2015, August 10, 2015, September 3, 2015 September 14, 2015, October 1, 2015, October 19, 2015, November 9, 2015, December 8, 2015 and December 14, 2015.

•	The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on November 3, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Coherus BioSciences, Inc.

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(650) 649-3530

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are a late-stage clinical biologics platform company focused on the global biosimilar market. Biosimilars are an emerging class of protein-based therapeutics with high similarity to approved originator products on the basis of various physicochemical and structural properties, as well as in terms of safety, purity and potency. Our goal is to become a global leader in the biosimilar market by leveraging our team’s collective expertise in key areas such as process science, analytical characterization, protein production and clinical-regulatory development. Since our founding in 2010, we have advanced two product candidates into Phase 3 clinical development, one other into BLA-enabling clinical development and entered into partnerships with two global pharmaceutical companies.

We were incorporated in the State of Delaware in September 2010 under the name BioGenerics, Inc. We subsequently changed the name of the corporation to Coherus BioSciences, Inc. in April 2012. Our principal executive offices are located at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065, and our telephone number is (650) 649-3530. Our website address is http://www.coherus.com. The information contained in or that can be accessed through our website is not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges for Coherus and its consolidated subsidiaries for the periods indicated. As earnings are inadequate to cover the combined preference dividends and fixed charges, we have provided the deficiency amounts. For purposes of calculating this deficiency, earnings consist of loss from continuing operations before fixed charges. Fixed charges consist of interest expense and the portion of rent expense which we believe is representative of the interest component of rental expense. This table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement, of which this prospectus is a part.

	Year Ended December 31,			Nine Months Ended September 30, 2015
(in millions)	2012	2013	2014
Ratio of earnings to fixed charges	—	—	—	—
Deficiency of earnings to fixed charges	$(33.0)	$(53.6)	$(87.2)	$(171.4)

For the periods indicated above, we have no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	300,000,000 shares of common stock, $0.0001 par value; and

•	5,000,000 shares of preferred stock, $0.0001 par value.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable.

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. The transfer agent and registrar’s address is Wells Fargo Shareowner Services, Attn: Manager of Account Administration, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4101.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Registration Rights

Under our third amended and restated investor rights agreement, the holders of approximately 7.4 million shares of common stock, or their transferees, have the right to require us to register their shares under the Securities Act so that those shares may be publicly resold, or to include their shares in any registration statement we file, in each case as described below.

Demand Registration Rights

Based on the number of shares outstanding as of December 15, 2015, the holders of approximately 7.4 million shares of our common stock, or their transferees, are entitled to certain demand registration rights. The holders of at least 50% of these shares can, on not more than four occasions, request that we register all or a portion of their shares. Such request for registration must cover a number of shares with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $5.0 million. Additionally, we will not be required to effect a demand registration during the period beginning 60 days prior to the filing and 180 days following the effectiveness of a company-initiated registration statement relating to a public offering of our securities, provided that we have complied with certain notice requirements to the holders of these shares.

Form S-3 Registration Rights

Based on the number of shares outstanding as of December 15, 2015, the holders of approximately 7.4 million shares of our common stock, or their transferees, are entitled to certain Form S-3 registration rights. The holders of these shares can make a written request that we register their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $1.0 million. These stockholders may make an unlimited number of requests for registration on Form S-3, but in no event shall we be required to file more than two registrations on Form S-3 in any 12-month period. However, we will not be required to effect a registration on Form S-3 during the period beginning 60 days prior to the filing and 180 days following the effectiveness of a company-initiated registration statement relating to a public offering of our securities, provided that we have complied with certain notice requirements to the holders of these shares. In addition, we are obligated to include 390,167 shares of our common stock held by certain stockholders on a Form S-3 registration statement filed on or prior to December 21, 2015.

Piggyback Registration Rights

Based on the number of shares outstanding as of December 15, 2015, in the event that we determine to register any of our securities under the Securities Act (subject to certain exceptions), either for our own account or for the account of other security holders, the holders of approximately 7.4 million shares of our common stock, or their transferees, are entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, the offer and sale of debt securities, or corporate reorganizations or certain other transactions, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Expenses of Registration

We will pay the registration expenses of the holders of the shares registered pursuant to the demand, piggyback and Form S-3 registration rights described above.

Expiration of Registration Rights

The demand, piggyback and Form S-3 registration rights described above will expire, with respect to any particular stockholder, upon the earlier of five years after the consummation of our initial public offering in November 2014 or when such stockholder can sell all of its shares under Rule 144 of the Securities Act during any 90 day period.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and the third party to be identified therein. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Coherus,” “we,” “our” or “us” refer to Coherus BioSciences, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger or Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Coherus) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Coherus and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Coherus;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Coherus.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling stockholder sell securities covered by this prospectus, we or the selling stockholder will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholder, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Coherus BioSciences, Inc. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. Latham & Watkins LLP and certain attorneys and investment funds affiliated with the firm collectively own an aggregate of 2,638 shares of common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

$125,000,000

Common stock

Prospectus supplement

J.P. Morgan	Citigroup

Cowen and Company	BMO Capital Markets

                    , 2017